Exhibit 10.3.3

COMMUNICATIONS SYSTEMS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

Established as of January 1, 1985
Amended and Restated as of January 1, 2015

COMMUNICATIONS SYSTEMS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION		1
Section 1.01	Plan and Trust	1
Section 1.02	Employee Stock Ownership Plan	1
Section 1.03	Application of Amended and Restated Plan and Trust	1
ARTICLE 2 DEFINITIONS		2
“Account”		2
“Alternate Payee”		2
“Annual Addition”		2
“Beneficiary”		2
“Board”		2
“Code”		3
“Committee”		3
“Company”		3
“Company Stock”		3
“Company Stock Fund”		3
“Compensation”		3
“Disabled” or “Disability”		5
“Disqualified Person”		5
“Distribution Date”		5
“Effective Date”		5
“Eligible Employee”		5
“Employee”		6
“Employer”		6
“Employer Contribution”		6
“Employer Contribution Account”		6
“Employment Commencement Date”		6
“Entry Date”		6
“ERISA”		6
“ESOP Accounts”		6
“Exempt Loan”		6
“Highly Compensated Employee”		6
“Hour of Service”		7
“Investment Fiduciary”		8
“Investment Funds”		8
“Investment Manager”		8
“Key Employee”		8
“Leased Employee”		8
“Leveraged Shares”		9
“Limitation Year”		9
“More Than 5% Owner”		9
“Non-Key Employee”		9

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“Nonhighly Compensated Employee”		9
“Normal Retirement Age”		9
“One-Year Break in Service”		9
“Participant”		9
“Permissive Aggregation Group”		9
“Plan”		9
“Plan Administrator”		9
“Plan Sponsor”		10
“Plan Year”		10
“Present Value”		10
“Qualified Domestic Relations Order”		10
“Qualified Holder”		10
“Released and Unallocated Account”		10
“Required Aggregation Group”		10
“Required Beginning Date”		10
“S Corporation”		10
“Suspense Account”		10
“Termination” and “Termination of Employment”		10
“Testing Compensation”		11
“Top-Heavy Ratio”		11
“Transfer Account”		12
“Trust Fund”		12
“Trustee”		13
“Valuation Date”		13
“Vesting Computation Period”		13
“Year of Vesting Service”		13
ARTICLE 3 PARTICIPATION		13
Section 3.01	Employer Contributions	13
Section 3.02	Transfers	13
Section 3.03	Termination and Rehires	14
Section 3.04	Limitations on Exclusions	14
Section 3.05	Procedures for Admission	14
ARTICLE 4 CONTRIBUTIONS		15
Section 4.01	Employer Contributions	15
Section 4.02	Rollover Contributions	16
Section 4.03	Transfers	16
Section 4.04	Military Service	16
Section 4.05	Multiple Employer Plan	17
ARTICLE 5 SPECIAL ESOP PROVISIONS		17
Section 5.01	ESOP Contributions	17
Section 5.02	Exempt Loan	18
Section 5.03	Release of Company Stock	18
Section 5.04	Prohibited Allocation	20
Section 5.05	Non-ESOP Portion of Plan	23

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PREAMBLE

THIS AGREEMENT, restating the Communications Systems, Inc. Employee Stock Ownership Plan and Trust, is adopted by Communications Systems, Inc., a Minnesota corporation (the “Company”), and Curtis A. Sampson, Roger H.D. Lacey and Edwin C. Freeman (collectively, the “Trustee”), and is effective as of January 1, 2015.

W I T N E S S E T H :

WHEREAS, the Company established a stock bonus plan for the benefit of its Employees effective January 1, 1985 which satisfies the requirements of a leveraged employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code; and

WHEREAS, the Plan has been amended from time to time, and has continued in force at all times since its effective date; and

WHEREAS, the Company desires to restate the Plan to comply with recent changes in federal law; and

WHEREAS, Curtis A. Sampson has agreed to continue to serve as a Trustee of the Trust established hereunder, and Roger H.D. Lacey and Edwin C. Freeman have agreed to serve as Trustees as of the Effective Date;

NOW, THEREFORE, Communications Systems, Inc. Employee Stock Ownership Plan and Trust is amended and restated in its entirety effective January 1, 2015 to read as follows:

ARTICLE 1
INTRODUCTION

Section 1.01      Plan and Trust

The Plan Sponsor hereby amends and restates this Plan effective January 1, 2015. This Plan and its related Trust are intended to qualify as a tax-exempt plan and trust under Code sections 401(a) and 501(a), respectively.

Section 1.02      Employee Stock Ownership Plan

The ESOP Accounts and the applicable portion of the Trust are also intended to qualify as a tax-exempt employee stock ownership plan and trust under Code section 4975(e)(7). The ESOP Accounts of the Plan shall be invested primarily in Company Stock.

Section 1.03      Application of Amended and Restated Plan and Trust

Except as otherwise specifically provided herein, the provisions of this amended and restated Plan shall apply to those individuals who are Eligible Employees of the Company on or after January 1, 2015. Except as otherwise specifically provided for herein, the rights and benefits, if any, of former Eligible Employees of the Company whose employment terminated prior to January 1, 2015, shall be determined under the provisions of the Plan, as in effect from time to time prior to that date.

ARTICLE 2
DEFINITIONS

“Account” means the balance of a Participant’s interest in the Trust Fund as of the applicable date as adjusted pursuant to Article 10. “Account” or “Accounts” shall include, for any Participant, his Employer Contribution Account, Transfer Account and such other account(s) or subaccount(s) as the Plan Administrator, in its discretion, deems appropriate.

“Alternate Payee” means the person entitled to receive payment of benefits under the Plan pursuant to a Qualified Domestic Relations Order.

“Annual Addition” means the sum of the following amounts credited to a Participant’s accounts with this Plan and any other qualified plan maintained by the Employer for the Limitation Year:

(a)           Employer Contributions;

(b)           Participant contributions, including excess deferrals (other than excess deferrals that are distributed in accordance with Treas. Reg. section 1.402(g)-1(e)(2)), distributed or recharacterized excess contributions, and excess aggregate contributions, if any, but excluding catch-up contributions, rollover contributions and trustee to trustee transfers;

(c)           any forfeitures that are, under the Plan, reallocated and not used to reduce Employer Contributions;

(d)           amounts allocated to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(e)           amounts allocated to a separate account of a Key Employee under an Employer-sponsored welfare benefit fund, as defined in Code section 419(e), which will provide postretirement medical benefits;

(f)            mandatory employee contributions, as defined in Code section 411(c)(2)(C) and Treas. Reg. section 1.411(c)-1(c)(4), to a defined benefit plan; and

(g)           allocations under a simplified employee pension.

Notwithstanding the foregoing, an Annual Addition shall not include a restorative payment within the meaning of IRS Revenue Ruling 2002-45 and any superseding guidance.

“Beneficiary” means the person(s) entitled to receive benefits, under Section 8.04 of the Plan, upon the Participant’s death.

“Board” means the Board of Directors of the Plan Sponsor.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee that may be appointed by the Plan Sponsor pursuant to Section 13.01 to serve as Plan Administrator.

“Company” means the Plan Sponsor and any other entity that has adopted the Plan with the approval of the Plan Sponsor.  As of the Effective Date, “Company” shall mean Communications Systems, Inc., Transition Networks, Inc.,  JDL Technologies, Inc. and Suttle, Inc.

“Company Stock” means common stock issued by the Employer which is readily tradable on an established securities market. If there is no common stock which is readily tradable on an established securities market, the term “Company Stock” means common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Employer having the greatest voting power, and (ii) that class of common stock of the Employer having the greatest dividend rights. Noncallable preferred stock shall be treated as Company Stock if such stock is convertible at any time into stock which meets the foregoing requirements and if such conversion is at a conversion price which is reasonable. For purposes of the preceding sentence, under regulations prescribed by the Secretary, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence. Nonvoting common stock of an employer described in the second sentence of Code section 401(a)(22) shall be treated as Company Stock if an employer has a class of nonvoting common stock outstanding and the specific shares that the plan acquires have been issued and outstanding for at least 24 months. For purposes of the definition of “Company Stock” the term Employer means the Plan Sponsor and any other organization required to be aggregated with pursuant to Code section 409(l)(4).

“Company Stock Fund” means the Investment Fund which is invested primarily in Company Stock.

“Compensation” shall mean, except as provided below, the regular or base salary or wages, overtime, commissions and bonuses received by a Participant from the Company during the Plan Year, including the value of any noncash property includable in base salary or wages. Compensation shall also include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 132(f)(4), 457, 402(g)(3), or 403(b). Amounts not includible in gross income under Code section 125 shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (“deemed Code section 125 compensation”). An amount will be treated as an amount under Code section 125 only if the Company does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Compensation shall include only that compensation which is actually paid to the Participant by the Company during that part of the Plan Year (or such other period used to determine Compensation for allocation purposes) the Participant is eligible to participate in the Plan.

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Compensation shall include other compensation paid by the later of 2-1/2 months after a Participant’s severance from employment with the Company or the end of the Limitation Year that includes the date of severance from employment if: (a) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and (b) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company. The exclusions from compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering qualified military service.

Deferred compensation shall be included in compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Company, and the amounts are received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid if the Participant had continued in employment with the Company and only to the extent that the payment is includible in the Participant’s gross income.

Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits, contributions by the Company to this Plan or to any pension, profit sharing or annuity plan intended to qualify under Section 401 of the Code, as amended, amounts realized from the exercise, sale or exchange of stock options, or amounts paid to an Employee for services rendered while the Employee is not a Participant as herein defined.

For any Plan Year, the annual compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

“Determination Date” means the last day of the preceding Plan Year.

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“Disabled” or “Disability” means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder that renders the Participant incapable of continuing employment with the Employer. Disability of any Participant shall be determined by the Employer in accordance with uniform principles consistently applied, upon the basis of such medical and other evidence that the Employer deems necessary and desirable.

“Disqualified Person” means a person defined in Code section 4975(e)(2), including but not limited to (i) a fiduciary of the Plan; (ii) a person providing services to the Plan; (iii) the Employer; (iv) an owner of 50% or more of the combined voting power or value of all classes of stock of the Plan Sponsor entitled to vote or the total value of shares of all classes of stock of the Plan Sponsor and certain members of such owner’s family; or (v) an officer, director, 10% or greater shareholder or highly compensated employee (who earns 10% or more of the yearly wages) of the Employer.

“Distribution Date” means the date payment to a distributee is made or commenced.

“Effective Date” means January 1, 2015; provided, however, that when a provision of the Plan states an effective date other than January 1, 2015, such stated specific effective date shall apply as to that provision. The Plan is an amendment and restatement of a Plan that was originally effective January 1, 1985.

“Eligibility Computation Period” means a 12 consecutive month period beginning with an Employee’s Employment Commencement Date; provided however, his succeeding Eligibility Computation Period for such purpose will switch to the Plan Year, beginning with the Plan Year that includes the first anniversary of his Employment Commencement Date.

“Eligible Employee” means any Employee employed by the Company, except that the term “Eligible Employee” shall not include the following:

(a)           any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan;

(b)           any Leased Employees;

(c)           any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) which constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)); and

(d)           any Employees of any other employer required to be aggregated with the Company under Code sections 414(b), (c), (m) or (o), unless and until such other employer has specifically adopted the Plan in writing. In addition, an individual who becomes employed by the Employer in a transaction between the Employer and another entity that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade or business shall not become eligible to participate in the Plan until such time as the Plan Sponsor specifically authorizes such participation.

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If an individual is subsequently reclassified as, or determined to be, an Employee by a court, the Internal Revenue Service or any other governmental agency or authority, or if the Company is required to reclassify such individual as an Employee as a result of such reclassification or determination (including any reclassification by the Company in settlement of any claim or action relating to such individual’s employment status), such individual shall not become an Eligible Employee by reason of such reclassification or determination.

“Employee” means any individual who is a common law employee of the Employer. The term “Employee” includes any Leased Employee of the Employer. No Leased Employee may become a Participant hereunder unless he becomes an Eligible Employee. The term “Employee” shall not include a person who is classified by the Employer as an independent contractor or a person who is not treated as an employee for purposes of withholding federal employment taxes.

“Employer” means the Company or any other employer required to be aggregated with the Company under Code sections 414(b), (c), (m) or (o); provided, however, that “Employer” shall not include any entity or unincorporated trade or business prior to the date on which such entity, trade or business satisfies the affiliation or control tests described above. In identifying “Employer” for purposes of Section 6.01, the definition in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

“Employer Contribution” means a contribution made by the Company that is allocated to a Participant’s Employer Contribution Account pursuant to Article 4.

“Employer Contribution Account” means that portion of a Participant’s Account consisting of Employer Contributions (and corresponding earnings) made to the Plan.

“Employment Commencement Date” means the first date on which the Eligible Employee performs an Hour of Service.

“Entry Date” means the January 1 and July 1 of each Plan Year.

“ERISA” means the Employee Retirement Income Security Act of 1974, all amendments thereto and all federal regulations promulgated pursuant thereto.

“ESOP Accounts” means those Accounts constituting the ESOP portion of the Plan. The ESOP Accounts shall be invested in the Company Stock Fund.

“Exempt Loan” means an extension of credit to the Plan which satisfies the requirements of Treas. Reg. section 54.4975-7(b) and Department of Labor Reg. section 2550.408(b)-3, or any future law or regulation that modifies either or both of such regulations and affects the exemption for such loans to an employee stock ownership plan.

“Highly Compensated Employee” means any Employee who during the Plan Year performs services for the Employer and who:

(a)           was a More Than 5% Owner at any time during the Plan Year or the preceding Plan Year; or

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(b)           during the calendar year beginning with or within the preceding Plan Year received Testing Compensation in excess of the Code section 414(q)(1) amount ($80,000 as adjusted) and was a member of the top paid group of Employees within the meaning of Code section 414(q)(3).

The determination of who is a Highly Compensated Employee will be made in accordance with Code section 414(q) and the regulations thereunder to the extent they are not inconsistent with the method established above.

The term Highly Compensated Employee also includes a former Employee who was a Highly Compensated Employee when he separated from service or at any time after attaining age 55.

“Hour of Service” means:

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.

(b)           Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to DOL Reg. section 2530.200b-2 which is incorporated herein by this reference.

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Solely for purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

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If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), service will be credited for any employment with such groups during the time the Employer is a member of the applicable group. Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o).

Where the Employer does not have records from which the number of an Employee’s Hours of Service can be ascertained, the Employee shall be credited with 45 Hours of Service for each week during which the Employee is entitled to at least one Hour of Service. If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

Service with respect to qualified military service shall be credited in accordance with Code section 414(u) and service shall also be determined to the extent required by the Family and Medical Leave Act of 1993.

“Investment Fiduciary” means the persons designated pursuant to Section 13.02.

“Investment Funds” means the funds, including the Company Stock Fund, in which the Trust Fund is invested.

“Investment Manager” means an investment manager as described in section 3(38) of ERISA.

“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer having an annual Testing Compensation greater than $130,000 (as adjusted under Code section 416(i)(1)), a More Than 5% Owner of the Employer, or a 1-percent owner of the Employer having Testing Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

“Leased Employee” means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person shall not be considered a Leased Employee if: (i) such person is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer’s nonhighly compensated work force.

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“Leveraged Shares” means shares of Company Stock acquired by the Trustee with the proceeds of an Exempt Loan pursuant to Article 5.

“Limitation Year” means the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

“More Than 5% Owner” means any person who owns (either directly or by attribution, under Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. For purposes of Section 8.05, a Participant is treated as a More Than 5% Owner if such Participant is a More Than 5% Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½ and shall continue to be considered a More Than 5% Owner (and distributions must continue under Section 8.05) even if the Participant ceases to be a 5-percent owner in a subsequent year.

“Non-Key Employee” means any Employee or former Employee who is not a Key Employee.

“Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

“Normal Retirement Age” means attainment of age 65.

“One-Year Break in Service” means, for purposes of determining a Year of Vesting Service, a Vesting Computation Period during which an Employee is credited with 500 or fewer Hours of Service.

“Participant” means an Eligible Employee who participates in the Plan in accordance with Article 3.

“Permissive Aggregation Group” means the Required Aggregation Group of plans, plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

“Plan” means the Communications Systems, Inc. Employee Stock Ownership Plan, as set forth in this instrument and any amendments or supplements thereto.

“Plan Administrator” means the person(s) designated pursuant to Section 13.01 of the Plan. The Plan Administrator is a “named fiduciary” within the meaning of ERISA section 402(a)(2).

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“Plan Sponsor” means Communications Systems, Inc. and any successor thereto. Communications Systems, Inc. is a “C corporation” under Subtitle A, Chapter 1, Subchapter C of the Code.

“Plan Year” means the 12-consecutive month period ending on each December 31.

“Present Value” means a benefit in a defined benefit plan of equivalent value.

“Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) that constitutes a “qualified domestic relations order” within the meaning of Code section 414(p). Effective April 6, 2007, pursuant to DOL regulation section 2530.206, a domestic relations order will not fail to be a Qualified Domestic Relations Order solely because the domestic relations order: (i) revises or is issued after another domestic relations order or Qualified Domestic Relations Order, or (ii) the domestic relations order is issued after the Participant’s death, divorce or annuity starting date.

“Qualified Holder” means (a) the Participant; (b) the Participant’s donee; and (c) a person (including an estate or its distributee) to whom Company Stock passes by reason of the Participant’s death.

“Released and Unallocated Account” means the account established and maintained in the Trust to hold Company Stock released from the Suspense Account, as described in Article 5, but not yet allocated to Participants’ Accounts and dividends thereon.

“Required Aggregation Group” means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code sections 401(a)(4) or 410.

“Required Beginning Date” means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that benefit distributions to a More Than 5% Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70½. However, for a Participant other than a More Than 5% Owner: (i) the Required Beginning Date is the April 1 of the calendar year following the calendar year in which the Participant attains age 70½; or (ii) the Participant may elect to begin receiving distributions at the date specified in the preceding sentence or the date specified in clause (i) of this sentence.

“S Corporation” means a corporation described in Code section 1361(a)(1) for which an election under Code section 1362(a) is in effect.

“Suspense Account” means the account established and maintained in the Trust to hold Company Stock acquired with the proceeds of an Exempt Loan, which has not yet been released pursuant to Article 5, and dividends thereon.

“Termination” and “Termination of Employment” means any absence from service that ends the employment of the Employee with the Employer.

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“Testing Compensation” means only those items specified in Treas. Reg. section 1.415(c)-2(b)(1) and excluding all of those items listed in Treas. Reg. section 1.415(c)-2(c).

Testing Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Code sections 125, 132(f)(4), 457, 402(g)(3), or 403(b).

Testing Compensation shall include other compensation paid by the later of 2½ months after a Participant’s severance from employment with the Company or the end of the Limitation Year that includes the date of severance from employment if: (a) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and (b) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company. The exclusions from compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering qualified military service. To the extent provided in the Plan, Testing Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

Notwithstanding any other provision hereof to the contrary, the annual Testing Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed the amount in effect for such year under Code section 401(a)(17). If a Plan Year consists of fewer than 12 months, the applicable limitation under Code section 401(a)(17) will be multiplied by a fraction, the numerator of which is the number of months in such year, and the denominator of which is 12.

“Top-Heavy Ratio” means:

(a)           If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s), including any part of any account balance distributed in the one-year period ending on the Determination Date(s), (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s)) (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

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(b)           If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability).

(c)           For purposes of (a) and (b) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is a Non Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Non Key Employee shall be determined under: (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

“Transfer Account” means so much of a Participant’s Account as consists of amounts transferred from another eligible retirement plan (and corresponding earnings) pursuant to Article 4 in a transaction that was not an eligible rollover distribution within the meaning of Code section 402.

“Trust Fund” means all of the assets of the Plan held by the Trustee pursuant to Article 11.

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“Trustee” means the undersigned Trustee or Trustees or any duly appointed successor Trustee.

“Valuation Date” means any date as of which a valuation of the Trust Fund is made. Valuations of Company Stock shall be made pursuant to Section 10.10. Notwithstanding anything in the Plan to the contrary and in the event that a Participant is to receive a distribution from the Plan, the Plan Administrator may in its sole discretion declare a special Valuation Date for that portion of the Plan that is not daily-valued in extraordinary situations to protect the interests of Participants in the Plan or the Participant receiving the distribution. Such extraordinary circumstances include a significant change in economic conditions or market value of the Trust Fund.

“Vesting Computation Period” means, for purposes of determining Years of Vesting Service, the Plan Year.

“Year of Eligibility Service” means an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service. All eligibility service with the Employer is taken into account.

“Year of Vesting Service” means a Vesting Computation Period during which the Employee completes at least 1,000 Hours of Service.

All Years of Vesting Service with the Employer are taken into account. Service with MiLAN Technology Inc. prior to March 25, 2002 and service with Image Systems Corporation prior to March 24, 2004 will be counted when determining Years of Vesting Service.

ARTICLE 3
PARTICIPATION

Section 3.01      Eligibility to Participate

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Employer Contributions immediately prior to the Effective Date shall be a Participant eligible to receive Employer Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who does not become a Participant pursuant to the preceding sentence shall become a Participant eligible to receive Employer Contributions on the applicable Entry Date that occurs once he completes the one (1) Year of Eligibility Service; provided, that he is an Eligible Employee on that date.

Section 3.02      Transfers

If a change in job classification or a transfer results in an individual no longer qualifying as an Eligible Employee, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of the effective date of such change of job classification or transfer. Should such Employee again qualify as an Eligible Employee or if an Employee who was not previously an Eligible Employee becomes an Eligible Employee, he shall become a Participant with respect to the contributions for which the eligibility requirements have been satisfied as of the later of the effective date of such subsequent change of status or the date the Employee meets the eligibility requirements of this Article 3.

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Section 3.03      Termination and Rehires

If an Employee has a Termination of Employment, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of his Termination of Employment. An individual who has satisfied the applicable eligibility requirements set forth in Article 3 as of his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall resume or become a Participant immediately upon his rehire date with respect to the contributions for which the eligibility requirements of this Article 3 have been satisfied. An individual who has not so qualified for participation on his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall be eligible to participate as of the later of the effective date of such reemployment or the date the individual meets the eligibility requirements of this Article 3. The determination of whether a rehired Eligible Employee satisfies the requirements of Article 3 shall be made after the application of any applicable break in service rules.

Section 3.04      Limitations on Exclusions

(a)           Exclusions. Any employee exclusion in the Plan shall not be valid to the extent that such exclusion requires that the maximum number of Nonhighly Compensated Employees with the highest amount of compensation and/or service shall be excluded from participation so that the Plan still meets the coverage requirements of Code section 410(b).

(b)           A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. section 1.410(b)-3(a). Notwithstanding any provision of the Plan to the contrary, no Participant shall earn an allocation hereunder except as provided under the terms of the Plan as in effect on the last day of the Plan Year after giving effect to all retroactive amendments that may be permitted under applicable Internal Revenue Service procedures and other applicable law; including, without limitation, any amendment permitted under Treas. Reg. 1.401(a)(4)-11.

Section 3.05      Waiver of Participation

An Employee who is otherwise eligible to participate in the Plan may elect to waive such participation in accordance with the following provisions:

(a)           Irrevocable Election. An Eligible Employee may make a one-time irrevocable election to waive participation in the Plan. However, the Plan Administrator may in its sole discretion elect not to make this option available to one or more Eligible Employees if the Eligible Employee is not an Highly Compensated Employee and is not likely to become an Highly Compensated Employee and if the Plan Administrator determines that such waiver may cause the Plan for any Plan Year to fail to satisfy one of the tests set forth in Code section 410(b)(1)(B) and (C). The Employee’s election to waive participation in the Plan must be in writing and must be delivered to the Plan Administrator on or before the date the Employee first becomes eligible to participate in the Plan. Notwithstanding the foregoing, however, once the Employee has become a Participant in the Plan, no waiver can be made, except provided in (b) below.

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(b)           Election to Waive Allocation. Notwithstanding paragraph (a) above, and subject to the Top-Heavy Minimum Benefit requirements of Section 12.02, a Participant may agree to forego an allocation of Employer Contributions to his or her Participant’s Account for all or any Plan Years if such Participant is a Highly Compensated Employee for such Plan Year.

(c)           Administrative Requirements. The Employee’s election to waive participation or forego an allocation must be in writing and must be delivered to the Plan Administrator on or before the date the Employee first becomes eligible to participate in the Plan in the case of a waiver under Section 3.05(a), and before the Participant is entitled to an allocation to his or her Participant’s Account in the case of foregoing such allocation under Section 3.05(b) for a Plan Year. The Plan Administrator will furnish the form required to make an election under this Section which may include the requirement for consent by the Employee’s spouse.

Section 3.06      Procedures for Admission

The Plan Administrator shall prescribe such forms and may require such data from Participants as are reasonably required to enroll a Participant in the Plan.

ARTICLE 4
CONTRIBUTIONS

Section 4.01      Employer Contributions

(a)           Amount of Employer Contributions. Subject to the limitations described in Article 6, the Company may, in its sole discretion, make Employer Contributions to the Plan on behalf of each Participant who has completed at least 1,000 Hours of Service during the Plan Year and is employed by the Company on the last day of the Plan Year. Notwithstanding the foregoing, a Participant who has a Termination of Employment during the Plan Year due to death, Disability or attainment of Normal Retirement Age shall be eligible to receive an Employer Contribution for such Plan Year regardless of whether such Participant meets any service requirement set forth in this Subsection.

(b)           Allocation of Employer Contributions. Employer Contributions shall be allocated to the Employer Contribution Accounts of each Participant eligible to share in such allocations pursuant to Subsection (a) after the end of the Plan Year. Such Contributions shall be allocated in the ratio that such Participant’s Compensation bears to the Compensation of all eligible Participants.

(c)           Participant. For purposes of this Section, “Participant” shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Employer Contributions.

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(d)           Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) (the Plan does not benefit a percentage of Nonhighly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan) for any Plan Year with respect to Employer Contributions because the Company’s Employer Contributions have not been allocated to a sufficient number or percentage of Participants for such year, then:

(1)           The list of Participants eligible to share in the Company’s Employer Contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in the Company’s Employer Contribution for such Plan Year pursuant to this Paragraph (1) shall be those Participants who remain in the Company’s employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.

(2)           If, after the application of Paragraph (1) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in the Company’s Employer Contribution for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Company’s employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Company’s contribution for such Plan Year pursuant to this Paragraph (2) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer.

Section 4.02      Rollover Contributions

The Plan shall not accept rollover contributions from any other qualified plan or individual retirement account.

Section 4.03      Transfers

The Trustee may accept a direct transfer of assets, made without the consent of the affected Employees, from the trustee of any other qualified plan described in Code section 401(a) to the extent permitted by the Code and the regulations and rulings thereunder. In the event assets are transferred to the Plan pursuant to the foregoing sentence, the transferred assets shall be accounted for separately in the Transfer Account of the affected Employees to the extent necessary to preserve a more favorable vesting schedule or any other legally-protected benefits available to such Employees under the transferor plan. The Plan Administrator shall establish a vesting schedule for the Transfer Account; provided that such schedule is not less favorable than the vesting schedule under the transferor plan.

Section 4.04      Military Service

(a)           In General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

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(b)           Death Benefits Under USERRA. Effective January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service specified in Subsection (d) below) provided under the Plan as if the Participant had resumed and then terminated employment on account of death pursuant to Code section 401(a)(37), Notice 2010-5 and any superseding guidance.

(c)           Differential Military Pay. Effective for Plan Years beginning after December 31, 2008, pursuant to Code section 414(u)(12), Notice 2010-5 and any superseding guidance, a Participant receiving differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment and the differential wage payments shall be treated as Compensation for Employer Contribution allocation purposes under the Plan.

(d)           Death or Disability During Qualified Military Service. Pursuant to Code section 414(u)(9), Notice 2010-5 and any superseding guidance, a Participant that dies or becomes disabled while performing qualified military service (as defined in Code section 414(u)) will be treated as if he had been employed by the Company on the day preceding death or disability and terminated employment on the day of death or disability and receive benefit accruals related to the period of qualified military service as provided under Code section 414(u)(8), except that all Participants eligible for benefits under the Plan by reason of this Section shall be provided benefits on reasonably equivalent terms.

Section 4.05      Multiple Employer Plan

If the Employees of more than one employer within the meaning of Code section 413(c) are covered under the Plan, the provisions of such section shall apply to the Plan. The Plan Administrator may restrict the allocation of any forfeitures arising hereunder to the entity for which the applicable Participant is or was employed.

ARTICLE 5
SPECIAL ESOP PROVISIONS

Section 5.01      ESOP Contributions

(a)           Amount of ESOP Contributions. The Company shall make a contribution to the Plan in cash sufficient to pay any currently maturing obligations on an Exempt Loan (to the extent that such obligations will not be satisfied pursuant to the terms of Article 4 by means of contributions paid to ESOP Accounts or by use of dividends pursuant to Article 10). Such contributions shall be applied, as the Plan Administrator shall direct the Trustee, to repay any outstanding Exempt Loan in accordance with its terms. The Company may make additional contributions in cash or Company Stock.

(b)           Allocation of ESOP Contributions. ESOP Contributions made in the form of Company Stock and Company Stock transferred to the Released and Unallocated Account shall be allocated to the ESOP Accounts pursuant to the terms of Article 4. The shares so allocated shall have a fair market value as of the allocation date equal to the amount of the contributions to which the Participant is entitled.

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Section 5.02      Exempt Loan

(a)           Authorization - Use. The Board may direct the Trustee to borrow money from a Disqualified Person, or another source which is guaranteed by a Disqualified Person the proceeds of which are used within a reasonable time to: (1) acquire Company Stock, (2) repay such Exempt Loan, or (3) repay a prior Exempt Loan pursuant to applicable regulations.

(b)           Terms of Exempt Loan Agreements. All Exempt Loans shall satisfy the following requirements:

(1)           The loan shall be primarily for the benefit of Participants and their Beneficiaries.

(2)           The loan shall be for a specified term, shall bear no more than a reasonable rate of interest, and shall not be payable on demand except in the event of default.

(3)           The collateral pledged by the Trustee shall consist only of the Company Stock purchased with the borrowed funds, or Company Stock that was pledged as collateral in connection with a prior Exempt Loan that was repaid with the proceeds of the current Exempt Loan.

(4)           Under the terms of the loan agreement, the lender shall have no recourse against the Trust, or any of its assets, except with respect to the collateral and contributions (other than contributions of Company Stock) by the Company that are made to satisfy the Trustee’s obligations under the loan agreement and earnings attributable to such collateral and such contributions.

(5)           The payments made on the Exempt Loan during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments on the Exempt Loan in prior years. Such contributions and earnings must be accounted for separately in the books of account of the Plan until the Exempt Loan is repaid.

(6)           In the event of default, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default; moreover, if the lender is a Disqualified Person, the loan agreement shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

Section 5.03      Release of Company Stock

(a)           Company Stock purchased with the proceeds of an Exempt Loan shall be held in the Suspense Account as the collateral for that Exempt Loan. Such Company Stock shall be released from the Suspense Account, and transferred to the Released and Unallocated Account, on a pro-rata basis according to the amount of the payment on the Exempt Loan determined under one of the following two alternative formulas specified in Subsections (a)(1) and (a)(2) in the discretion of the Plan Administrator and in accordance with the terms of the Exempt Loan.

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(1)           For each payment during the duration of the Exempt Loan, the number of shares of Company Stock released and transferred to the Released and Unallocated Account shall equal the number of such shares held in the Suspense Account immediately before release for the current payment period multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the payment period, and the denominator of the fraction is the sum of the numerator plus the remaining principal and interest to be paid for all future payments. The number of future payments under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future payment periods must be computed by using the interest rate applicable as of the end of the immediately preceding payment period. Notwithstanding the foregoing, if the Exempt Loan is repaid with the proceeds of a subsequent Exempt Loan, such repayment shall not operate to release all of the Company Stock in the Suspense Account; rather, such release shall be effected pursuant to the foregoing provisions of this subsection on the basis of payments of principal and interest on such substitute loan; or

(2)           For each payment during the duration of the Exempt Loan, the number of shares of Company Stock released and transferred to the Released and Unallocated Account is determined solely with reference to the principal payment of the Exempt Loan. Company Stock in the Suspense Account may be released in accordance with this subsection (2) only if the following three conditions are met:

(i)           The Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(ii)          The interest portion of any payment is disregarded for purposes of determining the number of shares released only to the extent it would be treated as interest under standard loan amortization tables; and

(iii)         If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal period, the extension period or the duration of a new Exempt Loan does not exceed ten years.

(b)           More than One Exempt Loan. If at any time there is more than one Exempt Loan outstanding, separate accounts shall be established under the Suspense Account and the Released and Unallocated Account for each Exempt Loan. Each Exempt Loan for which a separate account is maintained shall be treated separately for purposes of Subsection (a) governing the release of shares from the Suspense Account.

(c)           Treasury Regulations. It is intended that the provisions of this section be applied and construed in a manner consistent with the requirements and provisions of Treas. Reg. section 54.4975-7(b)(8) and any successor regulation thereto. If the Suspense Account holds more than one class of Company Stock, such stock shall be allocated and distributed in substantially the same proportion of each such class of Company Stock when distributed under Article 8, pursuant to Treas. Reg. 54.4975-11(f)(2).

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Section 5.04      Prohibited Allocation

(a)           Section 1042. Notwithstanding any provision in this Plan to the contrary, if shares of Company Stock (in a C-Corporation only) are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to Code section 1042, no assets attributable to such Company Stock may be allocated to the ESOP Accounts of: (i) the shareholder, and any person who is related to such shareholder (within the meaning of Code section 267(b)), during the nonallocation period except that lineal descendants of such shareholder may receive allocations so long as no more than 5% of the aggregate amount of all Company Stock sold by such shareholder in a transaction to which Code section 1042 applies is allocated to such lineal descendants of such shareholder; and (ii) any other person who owns (after application of Code section 318(a)) more than 25 percent in value of any class of outstanding securities of the Employer.

For purposes of this Subsection, “nonallocation period” means the period beginning on the date of a sale of Company Stock to the Plan financed with an Exempt Loan and ending on the later of ten years after the date of such sale or the date of the allocation attributable to the final payment on the Exempt Loan incurred with respect to the sale.

(b)           Subchapter S Corporations.

(1)           In General. Notwithstanding any provision in this Plan to the contrary, if the Company Stock is issued by an S Corporation, no portion of the assets attributable to (or allocable in lieu of) Company Stock may, during a nonallocation year, accrue (or be allocated directly or indirectly under any Employer plan qualified under Code section 401(a)) for the benefit of any S Corporation disqualified person. This Subsection (b) shall be effective only to the extent that Company Stock consists of shares in an S Corporation. However, in the case of: (i) an employee stock ownership plan established after March 14, 2001 (within the meaning of Internal Revenue Service Revenue Ruling 2003-6); or (ii) an employee stock ownership plan established on or before March 14, 2001 where the employer securities held by the Plan consist of stock in a corporation that is not an S Corporation on such date, this Subsection (b) shall be effective for Plan Years ending after March 14, 2001.

(2)           Prevention of Nonallocation Year. In the absence of a Board resolution to otherwise prevent a nonallocation year, the Plan Administrator shall transfer the S Corporation securities held for the Participant under the ESOP into a separate portion of the Plan that is not an ESOP (as provided in Section 5.05 and as permitted under Treas. Reg. section 54.4975-11(a)(5)) or to another qualified plan of the Employer that is not an ESOP. Any such transfer must be effectuated by an affirmative action taken no later than the date of the transfer, and all subsequent actions (including benefit statements) generally must be consistent with the transfer having occurred on that date.

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(3)           Definitions and Other Rules. The following definitions and other rules apply for purposes of this Subsection (b):

(A)         “Nonallocation Year” means any Plan Year if, at any time during such Plan Year: (i) the Plan holds employer securities consisting of stock in an S Corporation; and (ii) disqualified persons own at least 50 percent of the number of shares of stock in the S Corporation. For purposes of this definition, the rules of Code section 318(a) shall apply for purposes of determining ownership, except that in applying Code section 318(a)(1), the members of an individual’s family shall include members of the family defined in Subsection (3)(D) herein pursuant to Code section 409(p)(4)(D) and Code section 318(a)(4) regarding options shall not apply. Notwithstanding the employee trust exception in Code section 318(a)(2)(B)(i), an individual shall be treated as owning deemed-owned shares of the individual. Solely for purposes of applying Code section 409(p)(5) (regarding the treatment of synthetic equity), this definition of a nonallocation year shall be applied after the attribution rules of Section 5.04(b)(3)(E)(1) and Code section 409(p)(5) have been applied.

(B)          “Disqualified Person” means any person if: (i) the aggregate number of deemed-owned shares of such person and the members of such person’s family is at least 20 percent of the number of deemed-owned shares of stock in the S corporation, or (ii) in the case of a person not described in clause (i), the number of deemed-owned shares of such person is at least 10 percent of the number of deemed-owned shares of stock in such corporation (a “deemed 10% shareholder”). For purposes of clause (i) of the preceding sentence, any member of such person’s family with deemed-owned shares shall be treated as a disqualified person if not otherwise treated as a disqualified person under this Subsection (B).

(C)          “Deemed-Owned Shares” means, with respect to any person: (i) the stock in the S Corporation constituting employer securities of an employee stock ownership plan which is allocated to such person under the Plan, and; (ii) such person’s share of the stock in such corporation which is held by the Plan but which is not allocated under the Plan to Participants. For purposes of clause (ii) of the preceding sentence, a person’s share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(D)         “Member of the Family” means, with respect to any individual: (i) the spouse of the individual; (ii) an ancestor or lineal descendant of the individual or the individual’s spouse; (iii) a brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister; and (iv) the spouse of any individual described in clause (ii) or (iii). A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this Subsection (D).

(E)          Treatment of Synthetic Equity.

(1)           In General. For purposes of Subsections (3)(A) and (3)(B), in the case of a person who owns synthetic equity in the S Corporation, except to the extent provided in regulations, the shares of stock in such corporation on which such synthetic equity is based shall be treated as outstanding stock in such corporation and deemed-owned shares of such person if such treatment of synthetic equity of one or more such persons results in (i) the treatment of any person as a disqualified person, or (ii) the treatment of any year as a nonallocation year. For purposes of this Subsection, synthetic equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of Code section 318(a)(2) and (3). If, without regard to this Subsection, a person is treated as a disqualified person or a year is treated as a nonallocation year, this Subsection shall not be construed to result in the person or year not being so treated.

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(2)           “Synthetic Equity” means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S Corporation in the future. Except to the extent provided in regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value. Synthetic Equity also includes any of the following with respect to an S Corporation or a related entity: any remuneration to which Code section 404(a)(5) applies; remuneration for which a deduction would be permitted under Code section 404(a)(5) if separate accounts were maintained; any right to receive property, as defined in Reg. §1.83-3(e) (including a payment to a trust described in Code section 402(b) or to an annuity described in Code section 403(c)) in a future year for the performance of services; any transfer of property in connection with the performance of services to which Code section 83 applies to the extent that the property is not substantially vested within the meaning of Reg. §1.83-3(i) by the end of the plan year in which transferred; and a split-dollar life insurance arrangement under Reg. §1.61-22(b) entered into in connection with the performance of services (other than one under which, at all times, the only economic benefit that will be provided under the arrangement is current life insurance protection as described in §1.61-22(d)(3)). Synthetic Equity also includes any other remuneration for services under a plan, method, or arrangement deferring the receipt of compensation to a date that is after the 15th day of the 3rd calendar month after the end of the entity’s taxable year in which the related services are rendered. However, Synthetic Equity does not include benefits under a plan that is an eligible retirement plan within the meaning of section Code 402(c)(8)(B).

For purposes of applying the above paragraph, Synthetic Equity does not include any interest described in such paragraph to the extent that (i) the interest is nonqualified deferred compensation (within the meaning of Code section 3121(v)(2)) that was outstanding on December 17, 2004; (ii) the interest is an amount that was taken into account (within the meaning of Reg. §31.3121(v)(2)-1(d)) prior to January 1, 2005, for purposes of taxation under chapter 21 of the Code (or income attributable thereto); and (iii) the interest was held before the first date on which the Plan acquires any employer securities.

(3)           Determination of Other Synthetic Equity. This Subsection (3) shall apply with regard to other synthetic equity described in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(A) or superseding guidance. The Plan Administrator shall use the first day of the Plan Year as the annual determination date and the number of shares of synthetic equity owned shall be treated as owned for the period from a determination date through the date immediately preceding the next following determination date pursuant to Treas. Reg. section 1.409(p)-1(f)(4)(iii)(B). The Plan Administrator shall use triannual recalculations specified in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(C). Such triannual recalculations may be modified as provided in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(C)(3).

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(F)          “Impermissible Allocation” means an allocation that occurs during a nonallocation year to the extent that a contribution or other annual addition (within the meaning of Code section 415(c)(2)) is made with respect to the account of a disqualified person, or the disqualified person otherwise accrues additional benefits, directly or indirectly under the Plan or any other plan of the employer qualified under Code section 401(a) (including a release and allocation of assets from a suspense account, as described at Treas. Reg. section 54.4975-11(c) and (d)) that, for the nonallocation year, would have been added to the account of the disqualified person under the Plan and invested in employer securities consisting of stock in an S corporation owned by the Plan but for a provision in the Plan that precludes such addition to the account of the disqualified person, and investment in employer securities during a nonallocation year.

(G)          “Impermissible Accrual” means an accrual to the extent that employer securities consisting of stock in an S corporation owned by the Plan and any assets attributable thereto are held under the Plan for the benefit of a disqualified person during a nonallocation year. For this purpose, assets attributable to stock in an S corporation owned by the Plan include any distributions, within the meaning of Code section 1368, made on S corporation stock held in a disqualified person’s account in the Plan (including earnings thereon), plus any proceeds from the sale of S corporation securities held for a disqualified person’s account in the Plan (including any earnings thereon). Thus, in the event of a nonallocation year, all S corporation shares and all other Plan assets attributable to S corporation stock, including distributions, sales proceeds, and earnings on either distributions or proceeds, held for the account of such disqualified person in the Plan during that year are an impermissible accrual for the benefit of that person, whether attributable to contributions in the current year or in prior years.

Section 5.05      Non-ESOP Portion of Plan

(a)           Non-ESOP Portion. Assets held under the Plan in accordance with this Section are held under a portion of the Plan that is not an employee stock ownership plan (ESOP), within the meaning of Code section 4975(e)(7). Amounts held in the portion of the Plan that is not an ESOP (the Non-ESOP Portion) shall be held in Accounts that are separate from the Accounts for the amounts held in the remainder of the Plan (the ESOP Portion). Any statements provided to Participants and/or Beneficiaries to show their interest in the Plan shall separately identify the amounts held in each such portion. Except as specifically set forth in this Section, all of the terms of the Plan apply to any amount held under the Non-ESOP Portion of the Plan in the same manner and to the same extent as an amount held under the ESOP Portion of the Plan.

(b)           Transfers from ESOP Portion to Non-ESOP Portion of Plan.

(1)           Amount to be Transferred. In the case of any event that the Plan Administrator determines would otherwise cause a nonallocation year (as defined in Section 5.04(b)) to occur (referred herein as a “nonallocation event”), shares of employer stock held under the Plan before the date of the nonallocation event shall be transferred from the ESOP Portion of the Plan to the Non-ESOP Portion of the Plan as provided in Subsection (b)(2). Events that may cause a nonallocation year include, but are not limited to, a contribution to the Plan in the form of shares of employer stock, a distribution from the Plan in the form of shares of employer stock, a change of investment within a Plan account of a disqualified person (as defined in Section 5.04(b)) that alters the number of shares of employer stock held in the account of the disqualified person, or the issuance by the employer of synthetic equity as defined by Code section 409(p)(6)(C) and Treas. Reg. section 1.409(p)-1(f). A nonallocation event occurs only if (i) the total number of shares of employer stock that, held in the ESOP account of those Participants who are or who would be disqualified persons after taking into account the Participant’s synthetic equity and the nonallocation event exceeds (ii) the number of shares of employer stock equal to 49.9% of the total number of shares of employer stock outstanding after taking the nonallocation event into account (causing a nonallocation year to occur). The amount transferred under this Subsection shall be the amount that the Plan Administrator determines to be the minimum amount that is necessary to ensure that a nonallocation year does not occur, but in no event is the amount so transferred to be less than the excess of (i) over (ii). The Plan Administrator shall take steps to ensure that all actions necessary to implement the transfer are taken before the nonallocation event occurs.

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(2)           Ordering Rules.

(A)         Except as provided for in Subsection (b)(2)(B), at the date of the transfer, the total number of shares transferred, as provided for in Subsection (b)(1), shall be charged against the accounts of Participants who are disqualified persons (i) by first reducing the ESOP account of the Participant who is a disqualified person whose account has the largest number of shares (with the addition of synthetic equity shares) and (ii) thereafter by reducing the ESOP accounts of each succeeding Participant who is a disqualified person who has the largest number of shares in his or her account (with the addition of synthetic equity shares). Immediately following the transfer, the number of transferred shares charged against any Participant’s account in the ESOP Portion of the Plan shall be credited to an account established for that Participant in the Non-ESOP Portion of the Plan.

(B)          Notwithstanding Subsection (b)(2)(A), the number of shares transferred shall be charged against the accounts of Participants who are disqualified persons (i) by first reducing the account of the Participant with the fewest shares (including synthetic equity shares) who is a disqualified person and who is a Highly Compensated Employee to cause the Participant not to be a disqualified person, and (ii) thereafter reducing the account of each other Participant who is a disqualified person and a Highly Compensated Employee, in the order of who has the fewest ESOP shares (including synthetic equity shares). A transfer under this Subsection (b)(2)(B) only applies to the extent that the transfer results in fewer shares being transferred than in a transfer under Subsection (b)(2)(A).

(3)           Tie Breaker.

(A)         If two or more Participants described in Subsection (b)(2) have the same number of shares, the account of the Participant with the longest service shall be reduced first.

(B)          Beneficiaries of the Plan are treated as Plan Participants for purposes of this Section.

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(C)          Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under Code section 512(e) with respect to shares of employer stock held in the Non-ESOP Portion of the Plan, the income tax payments made by the Trustee shall be charged against the accounts of each Participant or Beneficiary who has an account in the Non-ESOP Portion of the Plan in proportion to the ratio of the shares of employer stock in such Participant’s or Beneficiary’s account in the non-ESOP Portion of the Plan to the total shares of employer stock in the non-ESOP Portion of the Plan. The Employer shall purchase shares of employer stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such account to the extent cash is not otherwise available to make the income tax payments from the Participant’s or Beneficiary’s ESOP accounts or his or her other defined contribution plan accounts.

ARTICLE 6
LIMITATIONS ON CONTRIBUTIONS

Section 6.01      Maximum Amount of Annual Additions

(a)           General Rule.

(1)           One Plan. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code section 419(e) maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year will not exceed the lesser of the maximum permissible amount specified in Section 6.01(b) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed such maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

(2)           Multiple Plans. This Subsection 6.01(a)(2) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the maximum permissible amount specified in Section 6.01(b) reduced by the Annual Additions credited to a Participant’s account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year.

(b)           Maximum Permissible Amount. For any Limitation Year, the maximum permissible amount is the lesser of:

(1)           $40,000, as adjusted for increases in the cost-of-living under Code section 415(d); or

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(2)           100 percent of the Participant’s Testing Compensation for the Limitation Year. The compensation limit referred to in this Subsection (b)(2) shall not apply to any contribution for medical benefits after severance from employment which is otherwise treated as an Annual Addition. Notwithstanding the preceding sentence, Testing Compensation for purposes of Section 6.01 for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

Prior to determining the Participant’s actual Testing Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s Testing Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant’s actual Testing Compensation for the Limitation Year.

(c)           Correction of Excess. If there is an allocation in excess of the Maximum Permissible Amount, the Plan Administrator shall correct such excess pursuant to the procedures outlined under EPCRS as described in Rev. Proc. 2013-12 and any superseding guidance.

(d)           Special ESOP Rule.

(1)           General Rule. In the case of an applicable plan that meets the requirements of Subsection (d)(2) below, the limitations imposed by this Section do not apply to: (i) forfeitures of employer securities (within the meaning of Code section 409(l)) if such securities were acquired with the proceeds of a loan (as described in Code section 404(a)(9)(A)); or (ii) employer contributions which are deductible under Code section 404(a)(9)(B) and charged against the Participant’s Account.

(2)           Applicable Plan. An employee stock ownership plan as described in Code section 4975(e)(7) meets the requirements of this Subsection if no more than one-third of the employer contributions for the Limitation Year that are deductible under Code section 404(a)(9) are allocated to Highly Compensated Employees. This Subsection (d) shall not apply if the Company Stock is issued by an S Corporation.

(e)           Stock Value Declines Below Basis. Notwithstanding the foregoing, the amount of Company contributions attributable to ESOP Contributions that is considered an Annual Addition for any Limitation Year shall in no event be greater than the lesser of (i) the amount of the payment of principal and interest on the Acquisition Loan or (ii) the fair market value of shares released from the Suspense Account on account of the repayment and allocated to Participants.

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ARTICLE 7
VESTING

Section 7.01      Employer Contributions

Effective for a Participant who receives an allocation of Employer Contributions for the Plan Year beginning January 1, 2007 or any subsequent Plan Year, such Participant shall have a vested and nonforfeitable interest in Employer Contributions allocated to the Participant’s account, and earnings thereon, based on the Participant’s Years of Vesting Service in accordance with the following schedule:

Vesting
Years of Vesting Service	Percentage

Less than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five Years but less than Six Years	80%
Six or More Years	100%

Participants whose Termination of Employment occurred on or before December 31, 2006 shall be subject to the vesting schedule in effect when the Termination of Employment occurred. A Participant whose Termination of Employment occurs during the Plan Year beginning January 1, 2007, but who is not eligible for an allocation of Employer Contributions for said Plan Year, shall be subject to the vesting schedule in effect prior to January 1, 2007.

Notwithstanding the above, if there was an Exempt Loan outstanding on September 26, 2005, the vesting schedule above will not apply to any Plan Year beginning before the earlier of the date on which the Exempt Loan (i) is fully repaid, or (ii) was, as of September 26, 2005, scheduled to be fully repaid.

Notwithstanding the foregoing, a Participant will become fully (100%) vested upon his attainment of Normal Retirement Age while an Employee, his death while an Employee and his suffering a Disability while an Employee. A Participant shall also become fully (100%) vested upon a Change in Control of the Plan Sponsor.  For this purpose, “Change in Control” of the Plan Sponsor shall mean a change in control which would be required to be reported in response to Item 5(f) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Plan Sponsor is then subject to such reporting requirement and which does not arise from a transaction or series of transactions authorized, recommended or approved by formal action taken by the Board of Directors, as defined herein, including, without limitation, if any “person” (as such term is sued in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13(d)3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 20% or more of the combined voting power of the Employer’s then-outstanding securities, or if there ceases to be a majority of the Board of Directors. For purposes of this paragraph, “Board of Directors” shall mean:  (A) individuals who on the effective date hereof, constituted the Board of the Employer; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office immediately prior to a Change in Control.

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A Participant’s Transfer Account, if any, shall remain subject to the vesting schedule that applied to the Account immediately prior to the transfer.

Section 7.02      Forfeitures

(a)           Participants Receiving a Distribution. A Participant who receives a distribution of the value of the entire vested portion of his Account shall forfeit the nonvested portion of such Account as soon as administratively feasible after such distribution; but no later than the end of the Plan Year following the date of such distribution. For purposes of this Section, if the value of a Participant’s vested Account balance is zero upon Termination, the Participant shall be deemed to have received a distribution of such vested Account. If the Participant elects to the extent permitted by Article 8 to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Account balance.

(b)           Participants Not Receiving a Distribution. The nonvested portion of the Account balance of a Participant who has a Termination of Employment and does not receive a complete distribution of the vested portion of his Account shall be forfeited as soon as administratively feasible after the date he incurs five consecutive One-Year Breaks in Service; but no later than the end of the Plan Year following the date of such break in service.

(c)           Reemployment.

(1)           Before Five One-Year Breaks. If a Participant receives or is deemed to receive a distribution pursuant to this Section and the Participant resumes employment covered under this Plan, the Participant’s Employer-derived Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution. If a zero-vested Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the Employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution. Forfeitures that are restored pursuant to the foregoing shall be accomplished by an allocation of forfeitures, or if such forfeitures are insufficient, by a special Company contribution.

(2)           After Five One-Year Breaks. If a Participant resumes employment as an Eligible Employee after forfeiting the nonvested portion of his Account balance after 5 consecutive One-Year Breaks in Service and is not fully vested upon reemployment, the Participant’s Account balance attributable to his pre-break service shall be kept separate from that portion of his Account balance attributable to his post-break service until such time as his post-break Account balance becomes fully vested.

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(d)           Disposition of Forfeitures. Amounts forfeited from a Participant’s Account under this Section shall be used to restore forfeitures, allocated as an additional Company contribution pursuant to Article 4 or used to pay reasonable Plan expenses.

(e)           Company Stock Fund. The portion of a Participant’s Account invested in Investment Funds other than the Company Stock Fund shall be forfeited before that portion of the Account invested in the Company Stock Fund.

(f)           Vesting Following In-Service Withdrawals or Payment in Installments. If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of his Account derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the Account:

(1)           A separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and

(2)           At any relevant time the Participant’s nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula:

X = P(AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

ARTICLE 8
DISTRIBUTIONS

Section 8.01      Commencement of Distributions

(a)           Normal Retirement. A Participant, upon attainment of Normal Retirement Age, shall be entitled to retire and to receive his Account as his benefit hereunder pursuant to Section 8.02.

(b)           Late Retirement. If a Participant continues in the employ of the Company beyond his Normal Retirement Age, his participation under the Plan shall continue, and his benefits under the Plan shall commence following his actual Termination of Employment pursuant to Section 8.02.

(c)           Disability Retirement. If a Participant becomes Disabled, he shall become entitled to receive his vested Account pursuant to Section 8.02 following the date he has a Termination of Employment.

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(d)           Death. If a Participant dies, either before or after his Termination of Employment, his Beneficiary designated pursuant to Section 8.04 shall become entitled to receive the Participant’s vested Account pursuant to Section 8.02.

(e)           Termination of Employment. A Participant shall become entitled to receive his vested Account pursuant to Section 8.02 following the date he has a Termination of Employment.

Section 8.02      Timing and Form of Distributions

(a)           ESOP and Other Accounts.

(1)           Timing. If a Participant’s Accounts become distributable pursuant to Section 8.01, payment of his vested Accounts shall be made or commence as of a Valuation Date following the Participant’s Termination of Employment, as elected by the distributee. Distribution shall not occur if the Participant is reemployed by the Company before distribution is made or commenced.

(2)           Form of Payments.  Distribution of a Participant’s Accounts shall be made to a Participant under one of the following modes of settlement which shall be selected by the Participant, or the Participant’s designated Beneficiary if the Participant dies before commencement of benefits:

(i)           by payment in a single lump sum; or

(ii)           by payment in the form of annual or more frequent installments as may be conveniently determined. Installments shall be payable over a period that does not exceed the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant’s Beneficiary, subject to the Plan Administrator setting limitations on the number of years over which benefits may be paid in the event installments would be less than $100 per month. In addition, each installment shall not be less than the amount required to be distributed under Section 8.05.

(3)           Delayed Distribution.  Notwithstanding the foregoing and at the election of the Plan Administrator, distribution of the ESOP Contribution Account (other than for reasons of attainment of Normal or Late Retirement Age, Disability or death) need not commence until the close of the Plan Year in which the Exempt Loan is repaid in full; provided that the proceeds of the Exempt Loan were not used to acquire Company Stock issued by an S Corporation.

(4)           Any amendment or exercise of employer discretion regarding revisions of optional forms of benefit shall be subject to the requirements of Treas. Reg. section 1.411(d)-4 Q&A-2(d).

(b)           Distribution on Account of Death.

(1)           Before Distribution Has Begun. If the Participant dies before distribution of his Account begins, distribution of the Participant’s entire Account shall be completed by December 31 of the calendar year immediately following the calendar year in which the Participant died; provided, however, that if the Beneficiary is the Participant’s surviving spouse, the date distributions are required to begin shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70½.

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(2)           After Distribution has Begun.  If the Participant dies after distribution of his Account has begun, the remaining portion of such Account will continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant’s death.  If the Participant’s Account was being distributed in installments at the time of his death, the Beneficiary may elect to receive the Participant’s remaining vested Account balance in a lump sum distribution.

(3)           The Beneficiary shall provide the Plan Administrator with the death notice or other sufficient documentation before any payments are made pursuant to this Subsection.

(c)           Special Rules Relating to ESOP Accounts.

(1)           In General. Unless a Participant elects to receive his distribution in cash, distribution of a Participant’s vested ESOP Account shall be made in whole shares of Company Stock, with any fractional shares paid in cash. Shares of Company Stock distributed may include such legend restrictions on transferability as the Company may reasonably require to ensure compliance with applicable federal and state securities laws. Notwithstanding any provision of the Plan to the contrary: (i) a Participant shall not have the right to receive Company Stock with respect to the portion of the Participant’s Account that has been reinvested pursuant to Section 10.02(b), and (ii) if the Plan is an applicable plan (as defined below) a distribution from the Company Stock Fund shall either be made in cash or in Company Stock with a requirement to sell the Company Stock to either the Company or the Plan. If pursuant to the foregoing a Participant elects to receive any portion of his ESOP Account in the form of Company Stock that is invested in Investment Funds other than the Company Stock Fund, the Plan Administrator shall direct the Trustee to liquidate such other Investment Funds and purchase whole shares Company Stock with the proceeds. In the event that there is not enough Company Stock available for purchase, the Participant may elect to: (i) receive Company Stock to the extent available and receive the balance in cash, (ii) receive Company Stock to the extent available and receive the balance in Company Stock at a later date when such stock becomes available, or (iii) defer distribution until such Company Stock becomes available.

(2)           Applicable Plans. An applicable plan is a plan that is established and maintained by: (i) an employer whose charter or bylaws restrict the ownership of substantially all outstanding employer securities to employees or to a trust described in Code section 401(a), (ii) an S Corporation, or (iii) a bank (as defined in Code section 581) which is prohibited by law from redeeming or purchasing its own securities.

(3)           Put Option. If the Company Stock is not readily tradable on an established market (within the meaning of IRS Notice 2011-19 for Plan Years beginning on or after January 1, 2012 or such later date provided in such Notice) and Company Stock may be distributed to Participants pursuant to Subsection (d)(2), each distributee has a right to require that the Company repurchase Company Stock under a fair valuation formula. Such put option shall be enforceable by the Participant for a period of at least 60 days following the date of distribution of Company Stock and, if the put option is not exercised within such 60-day period, for an additional period of at least 60 days in the following Plan Year (as provided in applicable Treasury regulations). The Company may permit the Trustee to purchase any shares covered by the put option directly from the Participant. The put option shall be mandatory upon distribution of Company Stock if the Company is an S Corporation.

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(A)           Payment Requirement for Total Distribution. If the Company is required to repurchase Company Stock that is distributed to the Participant as part of a total distribution, the Company may make payments in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding 5 years, provided that there is adequate security provided and reasonable interest paid on the unpaid amounts.  For purposes of this paragraph, the term “total distribution” means the distribution within one taxable year to the recipient of the balance to the credit of the recipient’s account.

(B)           Payment Requirement for Installment Distributions.  If the Company is required to repurchase Company Stock as part of an installment distribution, payment shall made not later than 30 days after the exercise of the put option described in this paragraph (3).

(4)           Right of First Refusal. Shares of Company Stock distributed by the Trustee to a Participant or Beneficiary shall be subject to a “Right of First Refusal” if such shares do not constitute registration-type securities within the meaning of Code section 409(e).

(C)           Parties. The Right of First Refusal shall be in favor of the Company, the Plan, or both in any order of priority as determined by the Plan Administrator.

(D)           Price. The selling price and other terms under the Right of First Refusal must not be less favorable to the Participant than the greater of the value of the Company Stock determined under Section 10.10, or the purchase price and other written terms offered by an independent and unrelated buyer making a good faith offer to purchase the Company Stock.

(E)           Term. The Right of First Refusal must lapse no later than 14 days after the Participant gives written notice to the holder of the offer by an independent and unrelated buyer.

(F)           Conditions. The exercise of the Right of First Refusal shall be subject to the purchase provisions described in Section 8.02(d)(3)(A) above. The Company may require that the distributee execute such documents (and may provide suitable legends on the applicable stock certificates) that include the terms of the right of first refusal prior to receiving Company Stock.

(d)           Valuation Date. The distributable amount of a Participant’s Account is the vested portion of his Account as of a Valuation Date that follows the Participant’s Termination of Employment and the distributee’s request for distribution.

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(e)           Restriction on Deferral of Payment. Unless otherwise elected, benefit payments under the Plan will begin to a Participant not later than the 60th day after the latest of the close of the Plan Year in which:

(1)           the Participant attains Normal Retirement Age;

(2)           occurs the 10th anniversary of the year in which his participation commenced; or

(3)           the Participant has a Termination of Employment.

(f)           Minimum Distribution Requirements. Distributions shall be made in a method that is in conformance with the requirements set forth in Section 8.05. Section 8.05 shall not be deemed to create a type of benefit (e.g., lump sum within five years or immediate lump sum payment) to any class of Participants and Beneficiaries that is not otherwise permitted by the Plan.

Section 8.03      Cash-Out of Small Balances

(a)           Vested Account Balance Does Not Exceed $1,000. Notwithstanding the foregoing, if the vested amount of an Account payable to a Participant or Beneficiary does not exceed $1,000 at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury regulations), such vested Account shall be paid in a lump sum as soon as administratively feasible after Termination of Employment. Such distribution shall be made in cash unless the distribute affirmatively elects a distribution of Company Stock.

(b)           Vested Account Balance Exceeds $1,000. If the value of a Participant’s vested Account balance exceeds $1,000, and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. Notwithstanding the foregoing, payments shall be made as of the Participant’s Required Beginning Date in the form of a lump sum payment. The Participant’s consent shall be obtained in writing within the 180-day period ending on the Distribution Date. The Plan Administrator shall notify the Participant of the right to defer any distribution. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan, and shall be provided no less than 30 days and no more than 180 days prior to the Distribution Date. Distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution. In the event a Participant’s vested Account balance becomes distributable without consent pursuant to this Subsection (b), and the Participant fails to elect a form of distribution, the vested Account balance of such Participant shall be paid in a single sum.

(c)           Required Distributions and Plan Termination. Consent of the Participant or his spouse shall not be required to the extent that a distribution is required to satisfy Code sections 401(a)(9) or 415. In addition, upon termination of this Plan the Participant’s Account balance shall be distributed to the Participant in a lump sum distribution.

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(d)           Notice of Right to Defer. Any description of a Participant’s right to defer a distribution under Code section 411(a)(11) must also include a description of the consequences of failing to defer receipt of the distribution.

Section 8.04      Beneficiary

(a)           Beneficiary Designation Right. Each Participant, and if the Participant has died, the Beneficiary of such Participant, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon such individual’s death. The spouse of a married Participant shall be the sole primary beneficiary of such Participant unless the requirements of Subsection (b) are met. All Beneficiary designations shall be in writing in a form satisfactory to the Plan Administrator and shall only be effective when filed with the Plan Administrator during the Participant’s lifetime (or if the Participant has died, during the lifetime of the Beneficiary of such Participant who desires to designate a further Beneficiary). Except as provided in Section 8.04(b), as applicable, each Participant (or Beneficiary) shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice of such change with the Plan Administrator.

(b)           Form and Content of Spouse’s Consent. The Participant may designate a Beneficiary other than his spouse pursuant to this Subsection if: (i) the spouse has waived the spouse’s right to be the Participant’s Beneficiary in accordance with this Subsection, (ii) the Participant has no spouse, or (iii) the Plan Administrator determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations. If required, such consent: (i) shall be in writing, (ii) shall relate only to the specific alternate beneficiary or beneficiaries designated (or permits beneficiary designations by the Participant without the spouse’s further consent), (iii) shall acknowledge the effect of the consent, and (iv) shall be witnessed by a plan representative or notary public. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall not be effective with respect to any other spouse. Any spousal consent that permits subsequent changes by the Participant to the Beneficiary designation without the requirement of further spousal consent shall acknowledge that the spouse has the right to limit such consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such right.

(c)           In the event that the Participant fails to designate a Beneficiary, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant’s spouse or, if there is no spouse, to the Participant’s estate.

Section 8.05      Minimum Distribution Requirements

(a)           General Rules.

(1)           Effective Date.

(A)           In General. The requirements of this Section shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan.

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(B)           2009 Waiver of Requirements. Notwithstanding the provisions of this Section 8.05, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to discontinue the distributions described in the preceding sentence. If all or any portion of a distribution during 2009 is treated as an eligible rollover distribution but would not be so treated if the minimum distribution requirements under Code section 401(a)(9) had applied during 2009, such distribution shall not be treated as an eligible rollover distribution for purposes of Code sections 401(a)(31), 3405(c) or 402(f).

(2)           Construction. All distributions required under this Section shall be determined and made in accordance with the regulations under Code section 401(a)(9) and the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G). Nothing contained in this Section shall be deemed to create a type of benefit (e.g., lump sum within five years or immediate lump sum payment) to any class of Participants and/or Beneficiaries that is not otherwise permitted by the Plan.

(3)           Limits on Distribution Periods. As of the first distribution calendar year, distributions to a Participant, if not made in a single-sum, may only be made over one of the following periods:

(A)           the life of the Participant,

(B)           the joint lives of the Participant and a designated beneficiary,

(C)           a period certain not extending beyond the life expectancy of the Participant, or

(D)           a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated beneficiary.

(b)           Time and Manner of Distribution.

(1)           Required Beginning Date. Unless an earlier date is specified in Section 8.02(b), the Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

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(2)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then unless an earlier date is specified in Section 8.02(b), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, unless otherwise specified in Section 8.02(b), distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)           If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death unless an earlier date is specified in Section 8.02(b).

(D)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this Subsection (b)(2), other than Subsection (b)(2)(A), will apply as if the surviving spouse were the Participant except as otherwise provided in Section 8.02(b).

(E)           For purposes of this Subsection (b)(2) and Subsection (d), unless Subsection (b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section Subsection (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)           Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single-sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c) and (d) to the extent otherwise permitted by the Plan. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code 401(a)(9) and the regulations.

(c)           Required Minimum Distributions During Participant’s Lifetime.

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(1)           Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)           the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9, Q&A-2 using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)           if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9 using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant’s date of death.

(d)           Required Minimum Distributions After Participant’s Death.

(1)           Death On or After Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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(B)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of the September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           Death Before Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Subsection (d)(1).

(B)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(2)(A), this Subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e)           Definitions.

(1)           Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving spouse) as the beneficiary of the Participant’s interest under the plan and who is the designated beneficiary under Code section 401(a)(9) and Treas. Reg. section 1.401(a)(9)-4.

(2)           Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

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(3)           Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9, Q&A-1.

(4)           Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

Section 8.06     Direct Rollovers

(a)           In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this part, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If an eligible rollover distribution is less than $500 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner), a distributee may not make the election described in the preceding sentence to roll over a portion of the eligible rollover distribution.

(b)           Definitions.

(1)           Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any hardship distribution; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

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(2)           Eligible Retirement Plan. An eligible retirement plan is an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code section 408(a), individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), or a qualified plan described in Code section 401(a), that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p).

Notwithstanding the foregoing, effective for distributions made after December 31, 2007, a Participant may roll over a distribution from the Plan to a Roth IRA provided that the amount rolled over is an eligible rollover distribution (as defined in Code section 402(c)(4)) and, pursuant to Code section 408A(d)(3)(A), there is included in gross income any amount that would be includible if the distribution were not rolled over.

Notwithstanding the foregoing, effective January 1, 2007, a non-spouse Beneficiary who is a designated beneficiary within the meaning of Code section 401(a)(9)(E) may, after the death of the Participant, make a direct rollover of a distribution to an IRA established on behalf of the designated Beneficiary; provided that the distributed amount satisfies all the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant’s spouse. Such direct rollovers shall be subject to the terms and conditions of IRS Notice 2007-7 and superseding guidance, including but not limited to the provision in Q&A-17 regarding required minimum distributions. Effective January 1, 2010, the distributions described in this paragraph shall be subject to Code sections 401(a)(31), 402(f) and 3405(c).

Notwithstanding the foregoing, effective for taxable years beginning on or after January 1, 2007, a portion of a distribution shall not fail to be an eligible rollover distribution merely because such portion consists of amounts which are not includible in gross income. However, such portion may be transferred as a direct rollover only to a qualified trust or to an annuity contract described in Code section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(3)           Distributee. A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)           Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

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(c)           Automatic Rollovers. This Subsection (c) shall be effective for mandatory distributions made on or after March 28, 2005. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 8.03(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 8.02, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

(d)           Special Rule for S Corporations. The Plan may permit a direct rollover of the distribution of S Corporation stock to an IRA, provided that:

(1)           The S Corporation shall repurchase the stock immediately upon the Plan’s distribution of the stock to an IRA;

(2)           Either: (i) the S Corporation must repurchase the S Corporation stock contemporaneously with, and effective on the same day as, the distribution, or (ii) the Plan may assume the rights and obligations of the S Corporation to repurchase the S Corporation stock immediately upon the Plan’s distribution of the stock to an IRA and the Plan repurchases the S Corporation stock contemporaneously with, and effective on the same day as, the distribution;

(3)           No income (including tax-exempt income), loss, deduction, or credit attributable to the distributed S Corporation stock under Code section 1366 shall be allocated to the Participant’s IRA.

Section 8.07      Minor or Legally Incompetent Payee

If a distribution is to be made to an individual who is either a minor or legally incompetent, the Plan Administrator may direct that such distribution be paid to the legal guardian. If a distribution is to be made to a minor and there is no legal guardian, payment may be made to a parent of such minor or a responsible adult with whom the minor maintains his residence, or to the custodian for such minor under the Uniform Transfer to Minors Act, if such is permitted by the laws of the state in which such minor resides. In case of incompetency of a Participant or Beneficiary entitled to receive any distribution under the Plan, and if the Trustee shall be advised of the existence of such condition, the Trustee shall direct distribution to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having legal authority under state law for the care and control of such recipient. Such payment shall fully discharge the Trustee, Plan Administrator, Trust Fund, and the Employer from further liability on account thereof.

Section 8.08      Missing Payee

If all or any portion of the distribution payable to a Participant or Beneficiary shall, for a period of more than five years after such distribution becomes payable, remain unpaid because the Plan Administrator has been unable to ascertain the whereabouts of the Participant or Beneficiary after sending a certified letter, return receipt requested, to the last known address of such Participant or Beneficiary, the amount so distributable shall be treated as a forfeiture under Article 7 hereof. Notwithstanding the foregoing, if a claim is subsequently made by the Participant or Beneficiary for the forfeited benefit, such benefit shall be reinstated without any credit or deduction for earnings and losses. Amounts forfeited from a Participant’s Account under this Section shall be used to restore forfeitures, allocated as an additional Company contribution pursuant to Article 4 or used to pay reasonable Plan expenses.

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Section 8.09      Distributions Upon Termination of Plan

A Participant may receive the balance of his Account in a lump sum payment upon termination of the Plan without the establishment of alternative defined contribution plan (as described in Treas. Reg. section 1.401(k)-2(d)(4)) other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE IRA Plan (defined in Code section 408(p)), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code section 457(b) or (f).

ARTICLE 9
IN-SERVICE DISTRIBUTIONS

Section 9.01       Transfer Account

A Participant may receive a distribution from his Transfer Account as permitted under the terms of any plan from which funds in such Account were transferred to the extent that such optional forms of benefit must be preserved pursuant to Code section 411(d)(6).

ARTICLE 10
INVESTMENT AND VALUATION OF TRUST FUND

Section 10.01      Investment of Assets

All existing assets of the Trust Fund and all future contributions shall be invested in accordance with the terms of this Article 10. All assets of the Trust Fund may be commingled for investment purposes with the assets of any retirement plan which is maintained by the Company and which qualifies under Code section 401(a) and may be held as a single fund under one or more trust instruments; provided that the value of each plan’s assets can be determined at any time. The assets allocable to each such plan shall in no event be used for the benefit of Participants in the other plans.

Section 10.02      Participant Self Direction

(a)           In General. The Plan Administrator may permit Participants to direct the investment of their Accounts pursuant to this Section 10.02. Any Participant self direction shall be made pursuant to such uniform guidelines and procedures as the Plan Administrator may establish from time to time. Notwithstanding the foregoing, a Participant may not alter his investment in the Company Stock Fund except as provided in Subsection (b) below.

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(b)           Pre-Retirement Diversification Rights.

(1)           The Plan Administrator shall offer a Qualified Participant the option to direct the investment of Company Stock into other Investment Funds pursuant to this Subsection and Code section 401(a)(28)(B)(ii)(II) during the diversification election period. The Plan must offer at least 3 such other Investment Funds. The Participant must elect such option within 90 days after the end of each Plan Year during the diversification election period (or as soon as administratively feasible after the fair market value of Company Stock is determined as of the end of the Plan Year), and the value of such Company Stock will be invested as directed by such Participant within 180 days after the end of such Plan Year.

(2)           The maximum number of shares of Company Stock which a Qualified Participant may elect to reinvest as of the end of each of the Plan Years during the diversification election period shall be that number of such shares (rounded to the nearest whole number) which is equal to the result determined by the formula (25% x (A + B)) - B, where A is the number of shares of Company Stock which are allocated to his Account as of the applicable date and B is the number of shares of Company Stock, if any, previously reinvested by the Participant pursuant to this Subsection, provided that for purposes of determining such maximum number of shares for the last Plan Year in a Diversification election period, fifty percent (50%) shall be substituted for twenty-five percent (25%). No Participant may elect to reinvest during any diversification period if the fair market value as of the end of the preceding Plan Year of Company Stock allocated to such Participant’s account is $500 or less.

(3)           For purposes of this Subsection, the diversification election period means the six Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant, and a Qualified Participant is a Participant who has attained age 55 and has 10 years of participation in the Plan. For this purpose, a year of participation is any Plan Year in which the Participant was eligible to receive an allocation of Employer Contributions.

(4)           In the event a Participant elects to diversify pursuant to the foregoing, the Plan Administrator may elect instead to distribute to such Participant the amounts subject to such election. Diversification may also be accomplished by a trustee to trustee transfer to another defined contribution plan sponsored by the Employer in which the Participant may direct the investment of the transferred amount.

(5)           Notwithstanding the foregoing, this Subsection (b) shall not apply in the event the Plan becomes an “applicable defined contribution plan” to which Code section 401(a)(35) applies.

(c)           Investment Elections. To the extent provided in Subsections (a) and (b), each Participant shall direct in the form and manner and at the time or times prescribed by the Plan Administrator the percentage of the applicable Accounts to be invested in one or more of the available Investment Funds, subject to such rules and limitations as the Plan Administrator may prescribe. After the death of the Participant, a Beneficiary shall be entitled to make investment elections as if the Beneficiary were the Participant. Notwithstanding the foregoing, the Plan Administrator may restrict investment transfers to the extent required to comply with applicable law.

(d)           Divestiture of Publicly-Traded Employer Securities. To the extent provided in Code section 401(a)(35), Treas. Reg. 1.401(a)(35)-1 and any superseding guidance, an applicable individual may elect to direct the Plan to divest any publicly traded employer securities held in the applicable portion of his or her Account and to reinvest an equivalent amount in three or more other investment options offered under the Plan. This diversification right only applies to publicly traded employer securities that are held in the Account for which the individual meets the definition of applicable individual.

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Section 10.03      Individual Accounts

There shall be maintained on the books of the Plan with respect to each Participant, as applicable, an Employer Contribution Account, Transfer Account, and any other Account established by the Plan Administrator. Each such Account shall separately reflect the Participant’s interest in the Trust Fund relating to such Account. Each Participant shall receive, at least annually, a statement of his Account. A Participant’s interest in the Trust Fund shall be determined and accounted for based on his beneficial interest in such fund.

Section 10.04      Qualifying Employer Investments

The Trustee may invest up to 100% of the fair market value of the assets of the Trust Fund in “qualifying employer securities.” The term “employer security” means a security issued by an employer of employees covered by the Plan or by an affiliate of such employer. A contract to which ERISA section 408(b)(5) applies shall not be treated as a security for purposes of this section.

Section 10.05      Allocation of Earnings and Losses

(a)           Reinvestment. Except as provided in Section 10.09, the dividends, capital gains distributions, and other earnings received on the Trust Fund shall be allocated to such fund and reinvested.

(b)           Valuation. Except as provided in Section 10.10, the assets of each Investment Fund shall be valued by the Trustee at their current fair market value as of each Valuation Date, and Accounts of each Participant with interests in that Investment Fund shall be credited with such Participant’s allocable share of the earnings and losses of each Investment Fund since the immediately preceding Valuation Date. Such allocation shall be done on the basis of such Participant’s interest in the applicable Investment Fund. For purposes of the allocation of investment earnings and losses, the Plan Administrator shall adjust the value of interests of Investment Funds in Accounts as of the preceding Valuation Date to account for any contributions, distributions or withdrawals that occur after such preceding Valuation Date.

(c)           Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by (i) reducing such Accounts by any distributions and withdrawals made therefrom since the preceding Valuation Date, (ii) increasing or reducing such Accounts by the Participant’s share of earnings and losses and reasonable fees charged against such accounts at the direction of the Plan Administrator, and (iii) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.

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(d)           Allocation of Expenses. The Plan Administrator may allocate all, none or any portion of the Plan’s expenses to Participant Accounts. When allocating expenses among Participant Accounts, the Plan Administrator may allocate such expenses using any reasonable method that does not violate Title I of ERISA and does not discriminate in favor of Highly Compensated Employees within the meaning of applicable provisions of Code section 401(a)(4). Such methods may include, but not be limited to: (i) allocating expenses only to current or former employees (or among any other classification(s) of employees), (ii) allocating expenses directly to individual employees, (iii) allocating expenses using the per capita or pro rata method, and (iv) any combination of the foregoing.

(e)           Valuation for Distribution. Except as provided in Section 10.10, for the purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Articles 7 and 8, the value of the Participant’s interest shall be determined in accordance with the provisions of this Article as of the Valuation Date related to the date benefits are paid.

(f)           No Rights Created by Allocation. An allocation of contributions or earnings to the separate account of a Participant under this Article 10 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

Section 10.06      Voting Rights

(a)           Accounts other than ESOP Accounts. The Trustee shall deliver, or cause to be executed and delivered, to the Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities other than Company Stock held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant. The Trustee shall vote any securities held by the Trust in accordance with the instructions of the Plan Administrator, Participant or the Beneficiary of a deceased Participant and shall not vote securities for which it has not received instructions.

(b)           ESOP Accounts. Except as provided below, all Company Stock held in the Trust and allocated to ESOP Accounts shall generally be voted by the Trustee, as directed by the Plan Administrator.

(1)           In General. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his ESOP Accounts.

(2)           Nonregistered Securities. Notwithstanding the foregoing, this Subsection (b)(2) shall apply if the Company Stock does not constitute registration-type securities within the meaning of Code section 409(e). A Participant or Beneficiary shall only be entitled to direct the Trustee with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by applicable Treasury regulations promulgated under Code section 409(e). Each Participant shall be entitled to one vote with respect to such issues.

(3)           Instructions. If Participants are entitled to so direct the Trustee as to the voting of Company Stock pursuant to Subsection (b)(1) or (b)(2), all such Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted in accordance with such instructions. However, the Trustee shall vote any unallocated Company Stock in the Trust Fund, or any allocated Company Stock as to which no voting instructions have been received, in the same proportion as Company Stock as to which voting instructions have been received, unless otherwise directed by the Plan Administrator.

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(4)           Exempt Loan Subject to Code Section 133. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any and all voting rights attributable to shares of Company Stock then allocated to his Account that were acquired with the proceeds of an Exempt Loan that is subject to the full pass through voting requirements of Code section 133.

(5)           Tender Offer. In the event of a tender offer for any Common Stock, the Plan Administrator shall direct the Trustee to accept or reject the offer with respect to the shares of Company Stock held in the Trust Fund.

(c)           General Rules. As soon as practicable prior to the occasion for the exercise of voting rights described in this Section, the Trustee shall deliver or cause to be delivered, to each Participant and Beneficiary of a deceased Participant entitled to vote all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to such investment allocated to the Participant’s Account. Instructions by Participants and Beneficiaries to the Trustee shall be in such form and pursuant to such regulations as the Plan Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall be voted by the Trustee in the same proportion that the shares for which instructions are received are voted.

Section 10.07      Liquidity

(a)           Trustee’s Put Option. If Trustee determined that the Trust does not have sufficient cash to provide for distributions of benefits, payment of expenses or for other expenditures, the Trustee shall have an option to sell shares of Company Stock to the Company to the extent necessary to provide for such expenditures, provided the sale does not violate the terms of the Plan or applicable law. The sales price shall be determined pursuant to Section 10.10.

(b)           Loans. If permitted under applicable law, rulings or regulations, and not a prohibited transaction under Code section 4975(c) or sections 406 or 407 of ERISA (or a prohibited transaction exemption), the Plan Administrator, at the request of the Trustee, shall cause the Company to advance to the Trustee the amounts needed for distributions of benefits, payment of expenses or for other expenditures. Such amounts shall be reimbursed by the Trustee to the Company, with such interest as may be permitted under ERISA.

Section 10.08      Restrictions on Company Stock

Except as required by Code section 409(h) and by Treas. Reg. section 54.4975-7(b)(9) and (10), or as otherwise required by applicable law, no Company Stock purchased with an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan within the meaning of Code section 4975(e)(7) at that time. The Plan shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

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Section 10.09      Treatment of Dividends

(a)           Cash Dividends. The term “dividend” in this Section 10.09 shall generally include both C Corporation dividends as described in Code section 316 and all distributions made with respect to the shares of stock in an S Corporation.

(1)           Dividends on Unallocated Company Stock. Any cash dividends received which are attributable to shares of Company Stock (i) acquired with the proceeds of an Exempt Loan and (ii) held in the Suspense Account or the Released and Unallocated Account shall be either: (x) held invested until the next Exempt Loan repayment, at which time such dividends, and interest thereon, shall be applied to repay the principal and, at the Plan Administrator’s discretion the interest, of the Exempt Loan; or (y) allocated to Participants’ Accounts under Article 4 for such Plan Year.

(2)           Dividends on Allocated Company Stock. As determined in the sole discretion of the Plan Administrator, any cash dividends paid with respect to shares of Company Stock allocated to a Participant’s Account may be: (i) used to repay the principal balance of an outstanding Exempt Loan or interest thereon in whole or in part pursuant to Subsection (a)(2)(A) below; (ii) allocated to Participants’ Accounts; or (iii) for C Corporation dividends only, distributed currently (or within 90 days after the close of the Plan Year in which such dividends are paid to the Trustee) in cash to such Participants (or their Beneficiaries) on a nondiscriminatory basis pursuant to Subsection (a)(2)(B) below.

(A)           Repay Exempt Loan. In the event the Plan Administrator elects to repay the Exempt Loan, Company Stock with a fair market value of not less than the amount of such dividend shall be allocated to each Participant to whom such dividend would have been allocated.

(B)           Distribute to Participants. The Plan Administrator may distribute C Corporation cash dividends paid with respect to shares of Company Stock allocated to Participants’ Accounts. The Plan Administrator may also allow Plan Participants to further elect to have such dividends paid to the Plan, or be distributed currently in cash to such Participants (or their Beneficiaries) under such election procedures as may be established by the Plan Administrator; provided that the dividends are paid within 90 days after the close of the Plan Year in which such dividends are paid. Such distributions may be made directly by the Company or by the Trustee after receipt of the dividends.

(b)           Stock Dividends. Stock dividends paid (and stock received by the Trustee as a result of a stock split, stock conversion, reorganization or recapitalization of the Company) shall be credited to the account under which such dividends arise.

(c)           If Participants are offered an election under Code section 404(k)(2)(A)(iii), any C Corporation dividends allocated to Participants’ Accounts shall be fully vested at all times.

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Section 10.10      Use of Appraiser

If the Company Stock is not readily tradable on an established securities market (within the meaning of IRS Notice 2011-19 for Plan Years beginning on or after January 1, 2012 or such later date provided in such Notice), all valuations of Company Stock acquired by or contributed to the Plan with respect to activities carried on by the Plan shall be performed by an independent appraiser. For purposes of the preceding sentence, the term “independent appraiser” shall mean an appraiser as defined under Code section 170A and meeting the requirements of Code section 401(a)(28). In the case of a transaction between the Plan and a Disqualified Person, value must be determined as of the date of the applicable transaction. For all other purposes under the Plan, value must be determined as of the most recent Valuation Date under the Plan.

ARTICLE 11
TRUST FUND

Section 11.01      Trust Fund

(a)           Continuation of Trust Fund. A trust is hereby continued under the Plan and the Trustee will maintain a trust account for the Plan and, as part thereof, Participants’ accounts for such individuals as the Company shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Company, including amounts transferred by any prior trustee of the Plan, and such earnings, income and appreciation as may accrue thereon; less losses, depreciation and payments made by the Trustee to carry out the purposes of the Plan. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan.

(b)           Exclusive Benefit. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust).

(c)           Return of Contributions. Notwithstanding any other provision of the Plan: (i) as contributions made prior to the receipt of an initial determination letter are conditional upon a favorable determination as to the qualified status of the Plan under Code section 401(a), if the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Company within one year after such determination, provided the application for determination is made by the time prescribed by law; (ii) contributions made by the Company based upon mistake of fact may be returned to the Company within one year of such contribution; (iii) as all contributions to the Plan are conditioned upon their deductibility under the Code, if a deduction for such a contribution is disallowed, such contribution may be returned to the Company within one year of the disallowance of such deduction; and (iv) after all liabilities under the Plan have been satisfied, the remaining assets of the Trust shall be distributed to the Company if such distribution does not contravene any provision of applicable law.

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In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount that may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Company but losses attributable thereto must reduce the amount to be so returned. Any return of contribution or distribution of assets made by the Trustee pursuant to this Section shall be made only upon the direction of the Company, which shall have exclusive responsibility for determining whether the conditions of such return or distribution have been satisfied and for the amount to be returned.

(d)           Assets Not Held by Trustee. The Trustee shall not be responsible for any assets of the Plan that are held outside of the Trust Fund. The Trustee is expressly hereby relieved of any responsibility or liability for any losses resulting to the Plan arising from any acts or omissions on the part of any insurance company holding assets outside of the Trust Fund.

Section 11.02      Duties of the Trustee

(a)           In General. The Trustee is not a party to, and has no duties or responsibilities under the Plan, other than those that may be expressly contained in this Article. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee. The Trustee shall discharge its assigned duties and responsibilities under this Article and the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(b)           Contributions.  The Trustee agrees to accept contributions that are paid to it by the Company (as well as rollover contributions and direct transfers from other eligible retirement plans) in accordance with the terms of this Article. Such contributions shall be in cash or in such other form that may be acceptable to the Trustee. In-kind contributions of other than qualifying employer securities are permitted only in non-pension plans provided that the contribution is discretionary and unencumbered. Qualifying employer securities may be contributed to both pension and non-pension plans subject to the requirements of ERISA section 408(e). The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no responsibility for any property until it is received by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

(c)           Distributions. The Trustee shall make distributions out of the Trust Fund pursuant to instructions described in Section 11.05. The Trustee shall not have any responsibility or duty under this Article for determining that such are in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. In making payments, the Company acknowledges that the Trustee is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes. In the event that any dispute shall arise as to the persons to whom payment or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been settled by the parties concerned or shall have been determined by a court of competent jurisdiction.

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(d)           Records. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

(e)           Accounting. The Trustee shall file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account and all property held at the end of the accounting period. The Trustee shall use its best effort to file such written account within ninety (90) days, but not later than one hundred twenty (120) days after the end of each Plan Year. Upon approval of such accounting by the Plan Administrator, neither the Company nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date on which the accounting is delivered to the Plan Administrator.

(f)            Participant Eligibility. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely in good faith solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

(g)           Indicia of Ownership. The Trustee shall not hold the indicia of ownership of any assets of the Trust Fund outside of the jurisdiction of the District Courts of the United States, unless in compliance with section 404(b) of ERISA and regulations thereunder.

(h)           Notice. The Trustee shall provide the Company with advance notice of any legal actions the Trustee may take with respect to the Plan and Trust and shall promptly notify the Company of any claim against the Plan and Trust.

(i)            Other Fiduciaries. The Trustee shall not be responsible for the acts or omissions of any other persons except as may be required by ERISA section 405.

Section 11.03      General Investment Powers

In addition to all powers and authority under common law, statutory authority and other provisions of this Article, the Trustee shall have the following powers and authorities to be exercised in accordance with and subject to the provisions of Section 11.04 hereof:

(a)           Invest and reinvest the Trust Fund in any property, real, personal or mixed, wherever situated, and whether situated, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, notes, debentures, options, mutual funds, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

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(b)           Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, so long as the Trustee’s records clearly indicate that the assets held are a part of the Trust Fund and such property is held in conformance with DOL Reg. section 2550-403a-1(b);

(c)           Collect income payable to and distributions due to the Trust Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

(d)           To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

(e)           Pursuant to the terms of Section 11.06, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(f)           Take all action necessary to pay for authorized transactions or make authorized distributions, including exercising the power to borrow or raise monies from any lender, upon such terms and conditions as are necessary to settle such transactions or distributions;

(g)           To keep such portion of the Trust Fund uninvested in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(h)           To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(i)            To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

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(j)            To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Plan and/or Trust Fund in all suits and legal and administrative proceedings;

(k)           To invest in Treasury Bills and other forms of United States government obligations;

(l)            Deposit cash in accounts in the banking department of the Trustee or an affiliated banking organization;

(m)          To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(n)           Invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under Code section 501(a), including, without limitation, the power to invest collectively with such other funds through the medium of one or more common, collective or commingled trust funds which have been or may hereafter be operated by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust so long as any portion of the Trust Fund shall be invested through the medium thereof;

(o)           Sell, either at public or private sale, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the Trust created hereunder, partition or exchange any real property which may from time to time constitute a portion of the Trust Fund, for such prices and upon such terms as it may deem best, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for the passing of the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price;

(p)           Repair, alter, improve or demolish any buildings which may be on any real estate forming part of the Trust Fund or to erect entirely new structures thereon;

(q)           Renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond or note secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee;

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(r)            Purchase any authorized investment at a premium or at a discount;

(s)           Establish, manage and administer a securities lending program on behalf of the Trust Fund, pursuant to which the Trustee shall have authority to cause any or all securities held in the Trust Fund to be lent to such one or more borrowers as the Trustee shall determine, in accordance with Prohibited Transaction Class Exemption 81-6. The Investment Fiduciary shall enter into a written agreement with the Trustee setting forth the terms and conditions of the Trustee’s appointment, including without limitation the compensation to be paid to the Trustee for its services with respect to such securities lending program, in accordance with Prohibited Transaction Class Exemption 82-63;

(t)            To purchase any annuity contract; and

(u)           To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

Section 11.04      Other Investment Powers

(a)           Requirement for Preapproval. The powers granted the Trustee under Section 11.03 shall be exercised by the Trustee upon the written direction from the Investment Fiduciary pursuant to Sections 11.05 and 11.06. Any written direction of the Investment Fiduciary may be of a continuing nature, but may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall comply with any direction as promptly as possible, provided it does not contravene the terms of the Plan or the provision of any applicable law. The Investment Fiduciary, by written direction, may require the Trustee to obtain written approval of the Investment Fiduciary before exercising such of its powers as may be specified in such direction. Any such direction may be of a continuing nature or otherwise and may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall not be responsible for any loss that may result from the failure or refusal of the Investment Fiduciary to give any such required direction or approval.

(b)           Prohibited Transactions. The Trustee shall not engage in any prohibited transaction within the meaning of the Code and ERISA.

(c)           Legal Actions. The Trustee is authorized to execute all necessary receipts and releases and shall be under the duty to make efforts to collect such sums as may appear to be due (except contributions hereunder); provided, however, that the Trustee shall not be required to institute suit or maintain any litigation to collect the proceeds of any asset unless it has been indemnified to its satisfaction for counsel fees, costs, disbursements and all other expenses and liabilities to which it may in its judgment be subjected by such action. Notwithstanding anything to the contrary herein contained, the Trustee is authorized to compromise and adjust claims arising out of any asset held in the Trust Fund upon such terms and conditions as the Trustee may deem just, and the action so taken by the Trustee shall be binding and conclusive upon all persons interested in the Trust Fund.

(d)           Retention of Advisors. The Trustee, with the consent of the Investment Fiduciary, may retain the services of investment advisors to invest and reinvest the assets of the Trust Fund, as well as employ such legal, actuarial, medical, accounting, clerical and other assistance as may be required in carrying out the provisions of the Plan. The Trustee may also appoint custodians, subcustodians or subtrustees as to part or all of the Trust Fund.

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Section 11.05      Instructions

(a)           Reliance on Instructions. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Investment Fiduciary, Plan Administrator or Company, the Trustee shall be entitled to act in good faith upon any written communication signed by any person or agent designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act in good faith on such person’s or agent’s instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

(b)           Designation of Agent.

(1)           Company. The Company shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. After such notification, the Trustee shall be fully protected in acting in good faith upon the directions of, or dealing with, any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company.

(2)           Trustee. If there is more than one Trustee, the Trustees may designate one or more of the Trustees to act on behalf of the Trustees. Such designated Trustee shall be authorized to take any and all actions and execute and deliver such documents as may be necessary or appropriate.

(c)           Procedures. The Trustee may adopt such rules and procedures as it deems necessary, desirable, or appropriate including, but not limited to: (i) taking action with or without formal meetings; and (ii) in the event that there is more than one Trustee, a procedure specifying whether action may be taken by a less than unanimous vote.

(d)           Payment of Benefits. The Trustee shall pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely in good faith on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

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Section 11.06      Investment of the Fund

(a)           Investment Funds. The Investment Fiduciary shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Investment Fiduciary shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Investment Fiduciary shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

(b)           Investment Managers.

(1)           Appointment of Investment Managers. The Investment Fiduciary may appoint one or more Investment Managers with respect to some or all of the assets of the Trust Fund as contemplated by section 402(c)(3) of ERISA. Any such Investment Manager shall acknowledge to the Investment Fiduciary in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Trust Fund. The Investment Fiduciary shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Investment Fiduciary and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Investment Fiduciary shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Investment Fiduciary rescinds the appointment or the Investment Manager has resigned.

(2)           Separation of Duties. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Investment Fiduciary and shall be segregated in a separate account for the Investment Manager (the “Separate Account”) and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that each party shall have the full protection of section 405(d) of ERISA.

(c)           Proxies.

(1)           Delivery of Information. The Trustee shall deliver, or cause to be delivered, to the Company or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant.

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(2)           Voting. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Company, the Investment Fiduciary, or if otherwise permitted in the Plan, the Participant or the Beneficiary of the Participant, if the Participant is deceased. However, the Trustee may, in the absence of instructions, vote “present” for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders’ meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries, the Investment Fiduciary or the Company.

(3)           Investment Manager. To the extent not delegated to Participants pursuant to Subsection (b), the Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers.

Section 11.07     Compensation and Indemnification

(a)           Compensation. The Trustee shall be entitled to reasonable compensation for its services as is mutually agreed upon with the Company; provided that such compensation does not result in a prohibited transaction within the meaning of the Code and ERISA. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Trust Fund unless paid directly by the Company.

(b)           Indemnification. The Company shall indemnify and hold harmless the Trustee (and its delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by the Trustee in connection with its duties hereunder to the extent not covered by insurance, except when the same is due to the Trustee’s own negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under the Plan or ERISA.

Section 11.08      Resignation and Removal

(a)           Resignation. The Trustee may resign at any time by written notice to the Plan Administrator which shall be effective 60 days after delivery unless prior thereto a successor Trustee assumes the responsibilities of Trustee hereunder.

(b)           Removal. The Trustee may be removed by the Company at any time.

(c)           Successor Trustee. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Company appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 45 days after notice of resignation shall have been given under the provisions of this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Plan Sponsor may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

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(d)           Transfer of Trust Fund. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Plan Sponsor.

Section 11.09      Transactional Trustee

A Transactional Trustee may be appointed by the Company under this Trust to complete its duties as described in this Section 11.09. In discharging its obligations under this Section 11.09, the Transactional Trustee shall act in best interests of Participants and Beneficiaries in accordance with the requirements of Section 11.01 of the Plan.

Any provision of the Plan and Trust in conflict with this Section 11.09 shall be subject to this Section 11.09, except for any provision which would otherwise cause the Plan or Trust to cease to be considered an employee stock ownership plan within the meaning of Code section 4975(e)(7).

The Transactional Trustee shall have full power and authority to act on behalf of the Plan solely for purposes of and in connection with the purchase or sale of Company Stock by the Plan from or to a third party. Upon the closing of a transaction involving the purchase or sale of Company Stock by the Plan and the completion of all activities and responsibilities related thereto, including activities and responsibilities performed after the closing of the transaction, the duties of the Transactional Trustee shall cease and the authority and responsibilities of the Transactional Trustee hereunder shall terminate without further notice to the Transactional Trustee or action by the Company.

The Transactional Trustee shall have all power and authority necessary or desirable to complete said purchase or sale of Company Stock and shall exercise all fiduciary duties on behalf of the Trust in connection with said purchase or sale (and shall not be required to purchase or sell any Company Stock merely by virtue of this appointment). The terms and conditions attendant to such purchase or sale shall be solely within the discretion of the Transactional Trustee. The Trustee serving pursuant to the original terms of the Trust, if other than the Transactional Trustee, shall have no power, authority or responsibility with respect to said purchase or sale and shall have no duty or responsibility to advise or consult with the Transactional Trustee and further shall have no obligation to review any decision made by the Transactional Trustee with regard to or in connection with the purchase or sale of Company Stock by the Trust.

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ARTICLE 12
SPECIAL TOP-HEAVY RULES

Section 12.01      Top-Heavy Status

The special provisions set forth in this Article 12 shall apply during any Plan Year in which this Plan, together with any other retirement plans required to be aggregated under Code section 416(g) and the Treasury Regulations promulgated thereunder, is “Top-Heavy.” This Plan is Top-Heavy for any Plan Year:

(a)           If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(b)           If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or

(c)           If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Section 12.02      Minimum Allocations

(a)           In General. In any Plan Year in which the Plan is Top-Heavy, the Company contributions and forfeitures allocated on behalf of any Participant who is (i) employed by the Employer on the last day of the Plan Year and (ii) not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant’s Testing Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 416, the largest percentage of Company contributions (including Elective Deferrals) and forfeitures, as a percentage of Key Employee’s Testing Compensation, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount. Except as provided in Paragraph (b) below, neither elective deferrals nor matching contributions may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement.

(b)           Matching Contributions. Employer matching contributions made to another plan sponsored by the Employer may be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

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(c)           Contributions Under Other Plans. The minimum allocation requirement discussed in Subsection 12.02(a) may be met solely or partially in another plan. If the minimum allocation requirement of this Section 12.02 for any Plan Year is met partially in another plan, this Plan may offset the minimum required allocation in Subsection 12.02(a) by the amount allocated in or the benefit accrued in the other plan.

Section 12.03      Minimum Vesting

(a)           For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule shall automatically apply to the Plan to the extent that it is more favorable than the vesting schedule provided for in Article 7:

Vesting
Years of Vesting Service	Percentage
Less than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five Years but less than Six Years	80%
Six or More Years	100%

(b)           The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to employee contributions or those already subject to a vesting schedule which vests at least as rapidly as the schedule listed above, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an hour of service after the Plan initially became Top-Heavy and such Employee’s Account balance attributable to Company contributions and forfeitures will be determined without regard to this Section. The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

ARTICLE 13
PLAN ADMINISTRATION

Section 13.01      Plan Administrator

(a)           Designation. The Plan Administrator shall be the Plan Sponsor. The Plan Sponsor may subsequently designate other persons to serve as Plan Administrator. If a Committee is designated as the Plan Administrator, the Committee shall consist of one or more individuals who may be Employees appointed by the Plan Sponsor and the Committee shall elect a chairman and may adopt such rules and procedures as it deems desirable. The Committee may also take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the Committee, to execute documents in its behalf.

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(b)           Authority and Responsibility of the Plan Administrator. The Plan Administrator shall be the Plan “administrator” as such term is defined in section 3(16) of ERISA, and as such shall have total and complete discretionary power and authority:

(1)           to make factual determinations, to construe and interpret the provisions of the Plan, to correct defects and resolve ambiguities and inconsistencies therein and to supply omissions thereto. Any construction, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding;

(2)           to determine the amount, form or timing of benefits payable hereunder and the recipient thereof and to resolve any claim for benefits in accordance with this Article 13;

(3)           to determine the amount and manner of any allocations and/or benefit accruals hereunder;

(4)           to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

(5)           to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under applicable law or the provisions of this Plan;

(6)           to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(7)           to provide directions to the Trustee with respect to methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

(8)           to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable; and shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by same

(9)           to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees;

(10)         to arrange for bonding, if required by law;

(11)         to adjust Accounts in order to correct errors or omissions;

(12)         to determine whether any domestic relations order constitutes a Qualified Domestic Relations Order and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;

(13)         to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;

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(14)         to supply such information to any person as may be required;

(15)         to establish, revise from time to time, and communicate to the Trustee and/or the Investment Fiduciary and Investment Manager(s), a funding policy and method for the Plan; and

(16)         to perform such other functions and duties as are set forth in the Plan that are not specifically given to the Investment Fiduciary or Trustee.

(c)           Procedures. The Plan Administrator may adopt such rules and procedures as it deems necessary, desirable, or appropriate for the administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished to it. The Plan Administrator’s decisions shall be binding and conclusive as to all parties.

(d)           Allocation of Duties and Responsibilities. The Plan Administrator may designate other persons to carry out any of his duties and responsibilities under the Plan.

Section 13.02      Investment Fiduciary

(a)           Designation. The Plan Investment Fiduciary shall be designated by the Plan Sponsor. In the absence of a designation, the Plan Administrator shall be the Investment Fiduciary. The Investment Fiduciary may consist of a committee consisting of one or more individuals who may be Employees appointed by the Plan Sponsor. If a committee is appointed, the committee shall elect a chairman and may adopt such rules and procedures as it deems desirable. The committee may take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the committee, to execute documents in its behalf.

(b)           Authority and Responsibility of the Investment Fiduciary. The Investment Fiduciary shall have the following discretionary authority and responsibility:

(1)           to manage the investment of the Trust Fund;

(2)           to appoint one or more Investment Managers;

(3)           to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable;

(4)            to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), an investment policy for the Plan; and

(5)            to supply such information to any person as may be required.

(c)           Procedures. The Investment Fiduciary may adopt such rules and procedures as it deems necessary, desirable, or appropriate in furtherance of its duties hereunder. When making a determination or calculation, the Investment Fiduciary shall be entitled to rely upon information furnished to it. The Investment Fiduciary’s decisions shall be binding and conclusive as to all parties.

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Section 13.03      Compensation of Plan Administrator and Investment Fiduciary

The Plan Administrator and Investment Fiduciary shall serve without compensation for their services to the extent that such compensation would constitute a prohibited transaction within the meaning of the Code and ERISA.

Section 13.04      Plan Expenses

All direct expenses of the Plan, Trustee, Plan Administrator and Investment Fiduciary or any other person in furtherance of their duties hereunder shall be paid or reimbursed by the Company, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

Section 13.05      Allocation of Fiduciary Responsibility

A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and Trust Agreement. It is intended that each fiduciary shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

Section 13.06      Indemnification

The Company shall indemnify and hold harmless any person serving as the Investment Fiduciary and/or Plan Administrator (and their delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by such persons in connection with their duties hereunder to the extent not covered by insurance, except when the same is due to such person’s own negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Plan or ERISA.

Section 13.07      Claims Procedures

(a)           Application for Benefits. A Participant or any other person entitled to benefits from the Plan (a “Claimant”) may apply for such benefits by completing and filing a claim with the Plan Administrator. Any such claim shall be in writing and shall include all information and evidence that the Plan Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. The Plan Administrator may request any additional information necessary to evaluate the claim.

(b)           Timing of Notice of Denied Claim. The Plan Administrator shall notify the Claimant of any adverse benefit determination within a reasonable period of time, but not later than 90 days (45 days if the claim relates to a disability determination) after receipt of the claim. This period may be extended one time by the Plan for up to 90 days (30 additional days if the claim relates to a disability determination), provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial review period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim relates to a disability determination, the period for making the determination may be extended for up to an additional 30 days if the Plan Administrator notifies the Claimant prior to the expiration of the first 30-day extension period.

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(c)           Content of Notice of Denied Claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) any material or information needed to grant the claim and an explanation of why the additional information is necessary, and (4) an explanation of the steps that the Claimant must take if he wishes to appeal the denial including a statement that the Claimant may bring a civil action under ERISA.

(d)           Appeals of Denied Claim. If a Claimant wishes to appeal the denial of a claim, he shall file a written appeal with the Plan Administrator on or before the 60th day (180th day if the claim relates to a disability determination) after he receives the Plan Administrator’s written notice that the claim has been wholly or partially denied. The written appeal shall identify both the grounds and specific Plan provisions upon which the appeal is based. The Claimant shall be provided, upon request and free of charge, documents and other information relevant to his claim. A written appeal may also include any comments, statements or documents that the Claimant may desire to provide. The Plan Administrator shall consider the merits of the Claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. The Claimant shall lose the right to appeal if the appeal is not timely made. The Plan Administrator shall ordinarily rule on an appeal within 60 days (45 days if the claim relates to a disability determination). However, if special circumstances require an extension and the Plan Administrator furnishes the Claimant with a written extension notice during the initial period, the Plan Administrator may take up to 120 days (90 days if the claim relates to a disability determination) to rule on an appeal.

(e)           Denial of Appeal. If an appeal is wholly or partially denied, the Plan Administrator shall provide the Claimant with a notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and (4) a statement describing the Claimant’s right to bring an action under section 502(a) of ERISA. The determination rendered by the Plan Administrator shall be binding upon all parties.

(f)           Determinations of Disability. If the claim relates to a disability determination, determinations of the Plan Administrator shall include the information required under applicable United States Department of Labor regulations.

Section 13.08      Written Communication

To the extent permitted by applicable Treasury and/or Department of Labor Regulations and accepted by the Plan Administrator, all provisions of the Plan and Trust that require written notices and elections shall be interpreted to mean authorized electronic and telephonic notices and elections. Any notice made under the terms of the Plan may be made in any electronic or telephonic method.

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ARTICLE 14
AMENDMENT, MERGER AND TERMINATION

Section 14.01      Amendment

The provisions of the Plan may be amended in writing at any time and from time to time by the Plan Sponsor, provided, however, that:

(a)           No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit and no amendment shall increase the duties and liabilities of the Trustee without the Trustee’s consent. Notwithstanding the preceding sentence, a Participant’s Account balance may be reduced to the extent permitted under Code section 412(d)(2). For purposes of this Subsection, a Plan amendment which has the effect of decreasing a Participant’s Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment is permitted under applicable Treasury Regulations.

A Plan amendment may also provide exceptions from the general prohibition against the elimination or restriction of optional forms of benefit for in-kind distributions and elective transfers as specified under Treas. Reg. section 1.411(d)-4 Q&A 2 and 3.

(b)           If the Plan’s vesting schedule is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

(c)           If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 years of vesting service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)           60 days after the amendment is adopted;

(2)           60 days after the amendment becomes effective; or

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(3)           60 days after the Participant is issued written notice of the amendment by the Plan Administrator.

The election provided for in this Section 14.01 shall be made in writing and shall be irrevocable when made.

(d)           A Plan amendment may not decrease a Participant’s accrued benefits, or otherwise place greater restrictions or conditions on a Participant’s rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11). However, an amendment does not violate Code section 411(d)(6) to the extent: (i) it applies with respect to benefits that accrue after the applicable amendment date; or (ii) the plan amendment changes the Plan’s vesting computation period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c).

(e)           Code section 411(d)(6) protected benefits will be available without regard to employer discretion in accordance with Treas. Reg. section 1.411(d)(4), Q&A 8 & 9.

Section 14.02      Merger and Transfer

(a)           Merger. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a Participant had such plan been terminated at that time.

(b)           Transfer.  The Plan Administrator may direct the Trustee to accept assets and related liabilities from another qualified plan provided that it receives sufficient evidence that the transferor plan is a tax-qualified plan.  The Plan Administrator may direct the Trustee to transfer assets and related liabilities to another qualified plan provided that it receives sufficient evidence that the transferee plan is a tax-qualified plan.

(c)           Transfer to Non Qualified Trust. Subject to the conditions and limitations of Revenue Ruling 2008-40, a transfer of assets from the Plan’s trust to a nonqualified foreign trust shall be treated as a distribution.

(d)           Transfer of Sponsorship. Sponsorship of the Plan may not be transferred to an unrelated taxpayer if such transfer would violate Revenue Ruling 2008-45.

Section 14.03      Termination

(a)           It is the intention of the Plan Sponsor that this Plan will be permanent. However, the Plan Sponsor reserves the right to terminate the Plan at any time for any reason.

(b)           Each entity constituting the Company reserves the right to terminate its participation in this Plan. Each such entity constituting the Company shall be deemed to terminate its participation in the Plan if: (i) it is a party to a merger in which it is not the surviving entity and the surviving entity is not an affiliate of another entity constituting the Company; or (ii) it sells all or substantially all of its assets to an entity that is not an affiliate of another entity constituting the Company.

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(c)           Any termination of the Plan shall become effective as of the date designated by the Plan Sponsor. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants or to meet the administrative expenses of the Plan. In the event of the termination or partial termination of the Plan the Account balance of each affected Participant will be nonforfeitable.  In determining whether a partial plan termination has occurred, the Plan Administrator shall employ the analysis set forth in IRS Revenue Ruling 2007-43. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable. Upon termination of the Plan, Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 8.

ARTICLE 15
MISCELLANEOUS

Section 15.01      Nonalienation of Benefits

(a)           Except as provided in Section 15.01(b), the Trust Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, Participants or Beneficiaries under the Plan and all payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Company, Participant or Beneficiary. Except as provided in Section 15.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary. Any reference to a Participant or Beneficiary shall include an Alternate Payee or the Beneficiary of an Alternate Payee.

(b)           Notwithstanding the foregoing, the Trustee and/or Plan Administrator may:

(1)           Subject to Section 15.02 below, comply with the provisions and conditions of any Qualified Domestic Relations Order pursuant to the provisions of Code section 414(p).

(2)           Comply with any federal tax levy made pursuant to Code section 6331.

(3)           Subject to the provisions of Code section 401(a)(13), comply with the provisions and conditions of a judgment, order, decree or settlement agreement issued on or after August 5, 1997 between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA.

(4)           Bring action to recover benefit overpayments.

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Section 15.02      Rights of Alternate Payees

(a)           General. An Alternate Payee shall have no rights to a Participant’s benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order that are consistent with this Section 15.02.

(b)           Distribution. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to distribute all or a portion of a Participant’s benefits under the Plan to an Alternate Payee in accordance with the terms and conditions of a Qualified Domestic Relations Order. The Plan hereby specifically permits and authorizes distribution of a Participant’s benefits under the Plan to an Alternate Payee in accordance with a Qualified Domestic Relations Order prior to the date the Participant has a Termination of Employment, or prior to the date the Participant attains his earliest retirement age as defined in Code section 414(p).

(c)           Investment Funds. If the Qualified Domestic Relations Order does not specify the Participant’s Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant’s Accounts, and the Investment Funds in which such Accounts are invested (excluding any amounts invested as a Participant loan), on a pro rata basis. A Qualified Domestic Relations Order may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant’s vested Accounts after deduction of any outstanding loan.

(d)           Default Rules. Unless a Qualified Domestic Relations Order provides to the contrary:

(1)           Death Benefits. An Alternate Payee shall have the right to designate a Beneficiary who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee’s death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate. Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum as soon as administratively practicable after the Alternate Payee’s death.

(2)           Investment Direction. An Alternate Payee shall have the right to direct the investment of any portion of a Participant’s Accounts payable to the Alternate Payee under such order in the same manner with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee’s name.

(3)           Voting Rights. An Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights in the same manner as provided with respect to a Participant.

(e)           Treatment as Spouse. A former spouse may be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

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(f)           Plan Procedures. The Plan Administrator shall be responsible for establishing reasonable procedures for determining whether any domestic relations order received with respect to the Plan qualifies as a Qualified Domestic Relations Order, and for administering distributions in accordance with the terms and conditions of such procedures and any Qualified Domestic Relations Order.

Section 15.03      No Right To Employment

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Participant, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

Section 15.04      No Right To Trust Assets

No Employee, Participant, former Participant, Beneficiary or Alternate Payee shall have any rights to, or interest in, any assets of the Trust upon Termination of Employment or otherwise, except as specifically provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

Section 15.05      Governing Law

This Plan shall be construed in accordance with and governed by the laws of Minnesota to the extent not preempted by Federal law.

Section 15.06      Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 15.07      Headings and Captions

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 15.08      Gender and Number

Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

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IN WITNESS WHEREOF, Communications Systems, Inc. has caused the Communications Systems, Inc. Employee Stock Ownership Plan and Trust, as restated, to be executed by its officer, who has been duly authorized by its Board of Directors, and Curtis A. Sampson, Roger H.D. Lacey and Edwin C. Freeman have executed this Plan and Trust and hereby affirm their appointments as Trustees, as of the Effective Date.

COMMUNICATIONS SYSTEMS, INC.

By
Its
Date

TRUSTEES

Curtis A. Sampson

Roger H.D. Lacey

Edwin C. Freeman